SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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M&T Bank Corporation

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M&T BANK CORPORATION

One M&T Plaza
Buffalo, New York 14203

Notice of 2003 Annual Meeting of Stockholders

and
Proxy Statement

M&T BANK CORPORATION

One M&T Plaza
Buffalo, New York 14203

April 10, 2003

Dear Stockholder,

You are cordially invited to attend the 2003 annual meeting of stockholders of M&T Bank Corporation. Our annual meeting will be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, May 20, 2003 at 11:00 a.m.

Stockholders will be asked to elect 23 directors and to consider the approval of the M&T Bank Corporation Employee Stock Purchase Plan. Information about the nominees for director and the M&T Bank Corporation Employee Stock Purchase Plan can be found in the attached proxy statement.

Whether or not you presently plan to attend the meeting, please indicate your vote by using the enclosed proxy card or by voting by telephone or the Internet. You may withdraw your proxy if you attend the meeting and wish to vote in person.

I urge you to vote for the election of all 23 nominees and to approve the M&T Bank Corporation Employee Stock Purchase Plan.

ROBERT G. WILMERS
Chairman of the Board, President
and Chief Executive Officer

YOUR VOTE IS IMPORTANT

It is important that your shares be represented and voted at the Annual Meeting of Stockholders. Stockholders whose shares are held in registered form have a choice of using a traditional proxy card or voting by telephone or the Internet, as described on your proxy card. Stockholders or other beneficial owners of shares whose shares are held in the name of a broker, bank or other holder of record must vote using the form of proxy sent by the nominee. Check your proxy card or the information forwarded by your broker, bank or other holder of record to see which options are available to you. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on any matter brought before the meeting.

DISCONTINUE DUPLICATE MAILINGS

M&T Bank Corporation currently provides annual reports to stockholders who receive proxy statements. If you are a stockholder of record and have more than one account in your name or the same address as other stockholders of record, you may authorize M&T Bank Corporation to discontinue mailings of multiple annual reports. To discontinue duplicate mailings, please either mail your request to M&T Bank Corporation, Attention: Investor Relations, One M&T Plaza, Buffalo, New York 14203, or send your request to Investor Relations via electronic mail at ir@mandtbank.com.

M&T BANK CORPORATION

One M&T Plaza
Buffalo, New York 14203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	11:00 a.m., local time, on Tuesday, May 20, 2003.

PLACE	One M&T Plaza 10th Floor Buffalo, New York 14203

ITEMS OF BUSINESS	(1) To elect 23 directors for a term of one (1) year and until their successors have been elected and qualified.

(2) To consider the approval of the M&T Bank Corporation Employee Stock Purchase Plan, as described in the accompanying Proxy Statement.

(3) To transact such other business as may properly come before the meeting and any adjournments thereof.

RECORD DATE	Holders of the Common Stock of record at 5:00 p.m. on April 7, 2003 are entitled to vote at the meeting.

VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by proxy by using one of the following methods: Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose, or vote by telephone or the Internet using the instructions on the enclosed proxy card. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Annual Meeting of Stockholders. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on any matter brought before the meeting.

MARIE KING Corporate Secretary

April 10, 2003

INTRODUCTION
VOTING RIGHTS
PRINCIPAL BENEFICIAL OWNERS OF SHARES
ACQUISITION OF ALLFIRST FINANCIAL INC.
ELECTION OF DIRECTORS
NOMINEES FOR DIRECTOR
PROPOSAL TO APPROVE THE M&T BANK CORPORATION EMPLOYEE STOCK PURCHASE PLAN
Reasons for the Employee Stock Purchase Plan.
Description of the Employee Stock Purchase Plan.
Qualification under Section 423 of the Internal Revenue Code.
Shares Subject to the Employee Stock Purchase Plan.
Administration.
Amendment and Termination.
Eligibility and Participation.
Option Periods.
Payment for Common Stock.
Purchases of Common Stock.
Delivery of Shares of Common Stock.
Fees and Expenses.
Summary of Certain Federal Income Tax Consequences.
Tax Consequences if the Employee Stock Purchase Plan is not Approved by M&T Bank Corporation’s Stockholders.
Other Considerations.
Accounting Treatment.
EQUITY COMPENSATION PLAN INFORMATION
STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Nomination and Compensation Committee Report on Executive Compensation
Nomination and Compensation Committee Interlocks and Insider Participation.
Executive Compensation.
Summary Compensation Table
Stock Option Grants in 2002.
Stock Options Exercised in 2002 and Year-End Values.
Pension Plan.
Supplemental Retirement Benefits.
Employment Agreement.
M&T Bank Corporation Directors’ Fees.
M&T Bank Directors’ Fees.
TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS
BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND ATTENDANCE
Board of Directors and Attendance.
Executive Committee.
Audit Committee.
Report of the Audit Committee
Nomination and Compensation Committee.
INDEPENDENT PUBLIC ACCOUNTANTS
Audit Fees.
All Other Fees.
SOLICITATION COSTS
STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A M&T BANK CORPORATION EMPLOYEE STOCK PURCHASE PLAN

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M&T BANK CORPORATION

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of M&T Bank Corporation of proxies in the accompanying form for use at the 2003 Annual Meeting of Stockholders or any adjournment or adjournments thereof.

The proxies designated on the form, or any one of them, may exercise all the powers of said proxies and each shall have the power to appoint a substitute to act in such proxy’s place.

The Annual Meeting of Stockholders of M&T Bank Corporation will be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, May 20, 2003, at 11:00 a.m., local time.

M&T Bank Corporation’s mailing address is One M&T Plaza, Buffalo, New York 14203, and its telephone number is (716) 842-5445.

This Proxy Statement and the accompanying form of proxy are first being sent to stockholders of record on or about April 10, 2003. A copy of M&T Bank Corporation’s Annual Report for 2002, including financial statements, has either previously been delivered or accompanies this Proxy Statement, but is not part of the proxy solicitation materials.

VOTING RIGHTS

Stockholders of record at 5:00 p.m., Eastern Standard Time, on April 7, 2003 are entitled to vote at the Annual Meeting. At that time, M&T Bank Corporation had outstanding 119,104,489 shares of common stock, $0.50 par value per share (“Common Stock”). Each share of Common Stock is entitled to one vote. Shares may not be voted at the meeting unless the owner is present or represented by proxy. A stockholder can be represented through the return of a physical proxy or by utilizing the telephone or Internet voting procedures. The telephone and Internet voting procedures are designed to authenticate stockholders by use of a control number and allow stockholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. A stockholder giving a proxy may revoke it at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to Marie King, Corporate Secretary, at the address set forth above, or by the vote of the stockholder in person at the Annual Meeting.

Proxies will be voted in accordance with the stockholder’s direction, if any. Unless otherwise directed, proxies will be voted in favor of the election as directors of the persons named under the caption “NOMINEES FOR DIRECTOR,” and in favor of the approval of the M&T Bank Corporation Employee Stock Purchase Plan (“Employee Stock Purchase Plan”).

The presence in person or by proxy of the holders of a majority of the outstanding Common Stock will constitute a quorum for the transaction of business at the meeting. Broker non-votes will be counted as being present or represented at the meeting for purposes of establishing a quorum.

The vote of a plurality of the shares of Common Stock present or represented at the meeting is required for the election of directors, assuming a quorum is present or represented at the meeting.

The vote of a majority of the votes cast at the meeting is required to approve the Employee Stock Purchase Plan. Accordingly, an abstention with respect to approving the outcome of the vote on the Employee Stock Purchase Plan will not constitute a vote cast and therefore will not affect the outcome of the vote on the Employee Stock Purchase Plan. Broker non-votes will not constitute votes cast for purposes of determining the outcome of the vote for the election of directors or the approval of the Employee Stock Purchase Plan.

PRINCIPAL BENEFICIAL OWNERS OF SHARES

The following table sets forth certain information with respect to all persons or groups known by M&T Bank Corporation to be the beneficial owners of more than 5% of its outstanding Common Stock as of April 7, 2003.

		Number		Percent
Name and address of beneficial owner		of shares		of class

Allied Irish Banks, p.l.c	Bankcentre, Ballsbridge Dublin 4, Ireland	26,700,000	(1)	22.50%

A group comprised of: Argali [BVI] Limited	P.O. Box 71 Craigmuir Chambers Rd. Town Tortola, British Virgin Islands	302,000		less than 1%
Hofin Anstalt	P.O. Box 83 Vaduz, Liechtenstein	2,814,149		2.36%
R.I. REM Investments S.A.	Eskildsen & Eskildsen Calle 50 102 — Edifico Universal Planta Baja Panama	4,513,200		3.79%
St. Simon Charitable Foundation	2214 Massachusetts Ave., N.W. Washington, D.C. 20008	92,307		less than 1%
Roche Foundation	One M&T Plaza, 19th floor Buffalo, NY 14203	100,000		less than 1%
West Ferry Foundation	One M&T Plaza, 19th floor Buffalo, NY 14203	200,180		less than 1%
Elisabeth Roche Wilmers	One M&T Plaza, 19th floor Buffalo, NY 14203	502,610		less than 1%
Robert G. Wilmers	One M&T Plaza, 19th floor Buffalo, NY 14203	5,620,795		4.68%

Total for group		13,752,754	(2)	11.46%

Berkshire Hathaway Inc.	1440 Kiewit Plaza Omaha, NE 68131	6,708,760	(3)	5.63%

(1) See “ACQUISITION OF ALLFIRST FINANCIAL INC.”

(2) The members of this group have jointly filed with the Securities and Exchange Commission (“SEC”) a Schedule 13D, as amended, indicating that they constitute a “group” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Each member of the group has indicated in such amended Schedule 13D or otherwise advised M&T Bank Corporation that such member has sole voting and dispositive power with respect to the shares indicated opposite such member’s name in the table.

Robert G. Wilmers, Chairman of the Board, President and Chief Executive Officer of M&T Bank Corporation, is the trustee of the West Ferry Foundation, a charitable trust formed by him, and, as trustee, he holds sole voting and dispositive power over the shares which it owns. Mr. Wilmers is also the sole director and president of the Roche Foundation, and he holds sole voting and dispositive power over the shares owned by it. He is a director and president of the St. Simon Charitable Foundation, and he holds voting and dispositive power over the shares owned by it. As to Mr. Wilmers, the shares indicated in the table include the shares owned by the West Ferry Foundation, the shares owned by the Roche Foundation, the shares owned by the St. Simon Charitable Foundation, 400,000 shares owned by a limited liability company of which he is the sole member, and 878,999 shares subject to options granted under the M&T Bank Corporation 1983 Stock Option Plan (the “1983 Stock Option Plan”) and the M&T Bank Corporation 2001 Stock Option Plan (the “2001 Stock Option Plan”) which are currently exercisable or are exercisable within 60 days after April 7, 2003 and which were deemed to be outstanding for purposes of calculating the percentage of outstanding shares beneficially owned by Mr. Wilmers and the group. See also the footnotes applicable to Mr. Wilmers in the table set forth under the caption “STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS.”

Hofin Anstalt is a corporation controlled by Jorge G. Pereira, a director and a vice chairman of the Board of Directors of M&T Bank Corporation. The shares indicated for Hofin Anstalt include shares owned by its wholly owned subsidiaries and shares owned by Mr. Pereira through his participation in the M&T Bank Corporation Directors’ Stock Plan (the “Directors’ Stock Plan”).

(3) Warren E. Buffett, Berkshire Hathaway Inc., National Indemnity Company, OBH, Inc., National Fire and Marine Insurance Company, GEICO Corporation and Government Employees Insurance Company have jointly filed with the SEC a Schedule 13G, as amended, reporting that they are the beneficial owners of in excess of 5% of the outstanding shares of Common Stock and that they have shared voting and dispositive power with respect to the indicated shares.

ACQUISITION OF ALLFIRST FINANCIAL

INC.

Pursuant to an Agreement and Plan of Reorganization dated September 26, 2002 (the “Reorganization Agreement”) by among M&T Bank Corporation, Allied Irish Banks, p.l.c. (“AIB”) and Allfirst Financial Inc. (“Allfirst”), M&T Bank Corporation acquired Allfirst on April 1, 2003. As consideration for the acquisition, M&T Bank Corporation issued 26,700,000 shares of Common Stock and paid $886,107,000 to AIB. The 26,700,000 shares of Common Stock issued to AIB represent approximately 22.50% of M&T Bank Corporation’s outstanding Common Stock. On April 1, 2003, Allfirst was also merged into M&T Bank Corporation and Allfirst’s primary subsidiary bank, Allfirst Bank, was merged into M&T Bank Corporation’s primary subsidiary bank, Manufacturers and Traders Trust Company (“M&T Bank”).

Under the terms of the Reorganization Agreement, for as long as AIB holds at least 15% of M&T Bank Corporation’s outstanding Common Stock, AIB is entitled to designate four individuals, reasonably acceptable to M&T Bank Corporation, on both the M&T Bank Corporation and M&T Bank Boards of Directors. In addition, one of the AIB designees to the M&T Bank Corporation Board of Directors will serve on each of the Executive, Nomination and Compensation, and Audit Committees of the Board. Also, as long as AIB holds at least 15% of M&T Bank Corporation’s outstanding Common Stock, neither the M&T Bank Corporation nor the M&T Bank Board of Directors may consist of more than 28 directors without the consent of the M&T Bank Corporation directors designated by AIB. AIB will continue to enjoy these rights if its holdings of M&T Bank Corporation Common Stock drop below 15%, but not below 12%, so long as AIB restores its ownership percentage to 15% within one year. In the event that AIB holds at least 10%, but less than 15%, of M&T Bank Corporation’s outstanding Common Stock, AIB will be entitled to designate two individuals on both the M&T Bank Corporation and M&T Bank Boards of Directors and, in the event that AIB holds at least 5%, but less than 10%, of M&T Bank Corporation’s outstanding Common Stock, AIB will be entitled to designate one individual on both the M&T Bank Corporation and M&T Bank Boards of Directors.

On the date of the Allfirst acquisition, Michael D. Buckley, Gary Kennedy and Eugene J. Sheehy (the “AIB Designees”) were appointed directors of M&T Bank Corporation and M&T Bank. AIB has not yet designated a fourth individual to be appointed to both the M&T Bank Corporation and M&T Bank Boards of Directors. When AIB does designate a fourth individual, both of the M&T Bank Corporation and M&T Bank Boards of Directors will appoint him or her as a director.

On the date of the Allfirst acquisition, Mr. Buckley also became a member of the Executive Committees of M&T Bank Corporation and M&T Bank, a member of the Nomination and Compensation Committee of M&T Bank Corporation, and a member of the Trust and Investment Committee of M&T Bank.

Mr. Sheehy also became an executive vice president of M&T Bank Corporation and M&T Bank and the Chairman and Chief Executive Officer of M&T Bank’s Mid-Atlantic Division on the date of the Allfirst acquisition.

As a result of their election as directors on the date of the Allfirst acquisition, each of the AIB Designees will also stand for election as directors of M&T Bank Corporation at the 2003 Annual Meeting of Stockholders. See “NOMINEES FOR DIRECTOR.”

ELECTION OF DIRECTORS

Shares represented by properly executed proxies will be voted, unless such authority is withheld, for the election as directors of M&T Bank Corporation of the following twenty-three (23) persons, to hold office until the 2004 Annual Meeting of Stockholders and until their successors have been elected and qualified.

Each of the nominees listed below was elected at the 2002 Annual Meeting of Stockholders, except for the AIB Designees who were elected directors on the date of the Allfirst acquisition. See “ACQUISITION OF ALLFIRST FINANCIAL INC.”

If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election (which events are not expected), it is intended that the shares represented by the proxies will be voted for such other person, if any, as M&T Bank Corporation’s management shall designate. In the event that a nominee who becomes unable to serve, or a vacancy arises with respect to, an AIB Designee, AIB shall have the rights described above with respect to any replacement.

The principal occupation of each of the nominees for the last five years is listed below. The information with respect to the nominees is as of April 7, 2003, and includes each nominee’s affiliations with M&T Bank Corporation’s subsidiary banks, M&T Bank and M&T Bank, National Association (“M&T Bank, N.A.”), and with M&T Bank’s principal subsidiaries.

NOMINEES FOR DIRECTOR

WILLIAM F. ALLYN is 67, is a member of the Audit Committee and has been a director since 1998.

Mr. Allyn is president and chief executive officer of Welch Allyn Ventures, LLC, a manufacturer of medical instruments located in the Syracuse, New York area. He is a director of M&T Bank and a member of its Examining Committee. Mr. Allyn is a director of Sentry Products and Oneida Limited, Inc. He is a trustee of Syracuse University and an overseer of the Thayer School of Engineering at Dartmouth College. Mr. Allyn is a board member and chairman of Hand Held Products, Inc., a board member and past chairman of the Business Council of New York, and is past chairman of the Manufacturers Association of Central New York.

BRENT D. BAIRD is 64, is a member of the Executive and the Nomination and Compensation Committees and has been a director since 1983.

Mr. Baird is a private investor. He is a director of M&T Bank and a member of its Executive, Trust and Investment, and Community Reinvestment Act Committees. Mr. Baird is a director of M&T Financial Corporation and a member of M&T Bank’s Directors Advisory Council-New York City Division. He is chairman of the board of directors of First Carolina Investors, Inc., a non-diversified investment company. Mr. Baird is also president and a director of Merchants Group, Inc. and a director of Todd Shipyards Corporation, Ecology and Environment, Inc., and Allied Healthcare Products, Inc.

ROBERT J. BENNETT is 61, is a member of the Executive Committee and has been a director since 1998.

Mr. Bennett is a director of M&T Bank and a member of its Executive and Trust and Investment Committees. He is a member of M&T Bank’s Directors Advisory Council-Syracuse Division. Mr. Bennett served as chairman of the board of M&T Bank Corporation from April 1, 1998 until his retirement on July 18, 2000. He was chairman of the board, president and chief executive officer of ONBANCorp, Inc. and its main bank subsidiary from May 1989 until M&T Bank Corporation’s acquisition of ONBANCorp, Inc. on April 1, 1998. Mr. Bennett is a principal of Wooded Valley Estates, LLC, and is a director of Farmers and Traders Life Insurance Company,

Welch Allyn, Inc., Hand Held Products, Inc., and i2eyenet.com, Inc.

C. ANGELA BONTEMPO is 62, is a member and the chair of the Audit Committee and has been a director since 1991.

Ms. Bontempo is the president and chief executive officer of Saint Vincent Health System, located in Erie, Pennsylvania. From 1998 to June 2001, she was president and chief executive officer of Bryant & Stratton College, a business college located in Buffalo, New York. From 1994 through 1998, Ms. Bontempo served as senior vice president and executive director of the Roswell Park Cancer Institute. She is a director of M&T Bank and a member and the chair of its Examining Committee. Ms. Bontempo is also a member of the advisory board of Ciminelli Development Company, Inc., and is a director of Bryant & Stratton College and Christ the King Seminary in East Aurora, New York.

ROBERT T. BRADY is 62, is a member of the Nomination and Compensation Committee and has been a director since 1994.

Mr. Brady is chairman of the board of directors and chief executive officer of Moog Inc., a worldwide manufacturer of control systems and components for aircraft, satellites and automated machinery. He is a director of M&T Bank. Mr. Brady is a director of Seneca Foods Corporation, National Fuel Gas Company and Astronics Corporation. He is also a director of the Buffalo Niagara Partnership and serves as a trustee of the University at Buffalo Foundation, Inc.

MICHAEL D. BUCKLEY is 58, is a member of the Executive and Nomination and Compensation Committees and has been a director since the date of the Allfirst acquisition.

Mr. Buckley is the group chief executive of AIB and has been a director of AIB since 1995. He is a director of M&T Bank and a member of its Executive and Trust and Investment Committees. Mr. Buckley was a former managing director of the AIB Poland Division from 1999 to 2000 and of the AIB Capital Markets Division from 1994 to 1999.

PATRICK J. CALLAN is 67 and has been a director since 1988.

Mr. Callan is a real estate consultant. He retired on January 1, 2001 as a principal of The RREEF Funds, pension fund real estate investment advisors and managers, and as a senior partner of RREEF America Partners. He is a member of M&T Bank’s Directors Advisory Council-New York City Division and a member of its Mortgage Investment Committee. Mr. Callan is a trustee of BRT Realty Trust. He is also a member of The New York University Real Estate Institute Advisory Board and The Real Estate Board of New York, Inc.

R. CARLOS CARBALLADA is 67, is a member of the Audit Committee and has been a director since 1999.

Mr. Carballada is a director of M&T Bank, a member of its Examining Committee, and serves as chairman of the M&T Rochester Fund Committee of The M&T Charitable Foundation. He was elected a director of M&T Bank Corporation and M&T Bank upon M&T Bank Corporation’s acquisition of FNB Rochester Corp. on June 1, 1999. From 1992 through May 31, 1999, Mr. Carballada served as president and chief executive officer of FNB Rochester Corp. and its bank subsidiary, First National Bank of Rochester. He is a director of Rochester Midland Corporation. Mr. Carballada is the chancellor emeritus of the New York State Board of Regents. He is also a director of the United Way of Greater Rochester and the chairman of the Rochester Health Commission and the Rochester Business Education Alliance.

T. JEFFERSON CUNNINGHAM III is 60 and has been a director since 2001.

Mr. Cunningham is a director of M&T Bank and is a member and the chairman of M&T Bank’s Directors Advisory Council-Hudson Valley Division. He assumed his positions with M&T Bank Corporation and M&T Bank upon M&T Bank Corporation’s acquisition of Premier National Bancorp, Inc. (“Premier”) on February 9, 2001. From 1994 through February 9, 2001, Mr. Cunningham served as chairman of the board and chief executive officer of Premier and its bank subsidiary, Premier National Bank, and of Premier’s predecessor, Hudson Chartered Bancorp, Inc. Mr. Cunningham is chairman and chief executive officer of Magnolia Capital Management, Ltd., a trustee of Pace University and Boscobel Restoration, Inc., a member of the Greenway Economic Heritage Committee and chairman of the management council of the Hudson Valley Economic Development Corp.

DONALD DEVORRIS is 68 and has been a director since 2000.

Mr. Devorris is chairman of The Blair Companies, a group of businesses based in Altoona, Pennsylvania involved in sign manufacturing, construction, real estate and coal mining. He is a director of M&T Bank. Mr. Devorris had served as a director of Keystone Financial Inc. (“Keystone”) from 1984 through M&T Bank Corporation’s acquisition of Keystone on October 6, 2000. He is a director of New Enterprise Stone & Lime. Mr. Devorris is also the chairman of the Altoona Blair County Development Corp., chairman of the Blair County Business Round Table, a director of Penn State Altoona College and a trustee of the Altoona Hospital.

RICHARD E. GARMAN is 72, is a member of the Executive Committee and has been a director since 1987.

Mr. Garman is manager of R&P Oak Hill, LLC, a real estate company, president of Newbery Alaska, Inc., an electrical contractor, and managing partner of R.E.G. LLC, a private investment company. Prior to July 19, 2000, he was president and chief executive officer of A.B.C. Paving Co., Inc. and Buffalo Crushed Stone, Inc. Mr. Garman is a director of M&T Bank and a member of its Executive and Trust and Investment Committees. He is a member and chairman of the board of Merchants Group, Inc. Mr. Garman is also a director of the Buffalo Niagara Partnership and the Greater Frontier Council of the Boy Scouts of America.

JAMES V. GLYNN is 68, is a member of the Audit Committee and has been a director since 1994.

Mr. Glynn is chairman, chief executive officer and owner of Maid of the Mist Corporation, a provider of scenic boat tours of Niagara Falls. He is a director of M&T Bank and a member of its Examining Committee. Mr. Glynn is a director of National Fuel Gas Company and also a trustee of the Foundation of the Roman Catholic Diocese of Buffalo.

DANIEL R. HAWBAKER is 63 and has been a director since 2000.

Mr. Hawbaker is the president and chief executive officer of Glenn O. Hawbaker, Inc., a heavy construction services and products company located in State College, Pennsylvania. He is a director of M&T Bank. Mr. Hawbaker had served as a director of Keystone Financial Bank, N.A. and its predecessor from 1989 through M&T Bank Corporation’s acquisition of Keystone.

PATRICK W.E. HODGSON is 62, is a member of the Audit Committee and has been a director since 1987.

Mr. Hodgson is president of Cinnamon Investments Limited, a private investment company with real estate and securities holdings. He is a director and chairman of the board of Todd Shipyards Corporation and he held the additional position of chief executive officer from February 1993 through July 1997. Mr. Hodgson is a director and a member of the Examining Committee of M&T Bank. He is a director of First Carolina Investors, Inc.

GARY KENNEDY is 45 and has been a director since the date of the Allfirst acquisition.

Mr. Kennedy is the group director of finance and enterprise technology of AIB and has been a director of AIB since 1997. He is a director of M&T Bank. Mr. Kennedy is a member of the board of the Irish Industrial Development Agency and a director of the National University of Ireland, Galway Development Board.

RICHARD G. KING is 58 and has been a director since 2000.

Mr. King is president and chief operating officer of Utz Quality Foods, Inc., a manufacturer and distributor of salted snack foods located in Hanover, Pennsylvania. He is a director of M&T Bank. Mr. King had served as a director of Keystone from 1997 and as director of Keystone Financial Bank, N.A. from 1999 through M&T Bank Corporation’s acquisition of Keystone. He is also a director and chairman of Homewood at Hanover, PA, Inc., a director of Homewood Retirement Centers, Inc. and a director of Hanover Lantern, Inc.

REGINALD B. NEWMAN, II is 65 and has been a director since 1998.

Mr. Newman is chairman of the board of NOCO Energy Corp., a distributor of petroleum products based in Buffalo, New York. He is a director of M&T Bank. Mr. Newman is a director of Rand Capital Corp., Dinaire LLC, Dunn Tire Corp. and Nova American Group, Inc. He also serves as a trustee and chairman of the University at Buffalo Foundation, Inc.

JORGE G. PEREIRA is 69 and has been a director since 1982. He is a vice chairman of the board of M&T Bank Corporation and is a member and the chairman of its Nomination and Compensation Committee.

Mr. Pereira is a private investor. He is a vice chairman of the board and a director of M&T Bank. Mr. Pereira is also the owner of Hofin Anstalt, a private investment company.

ROBERT E. SADLER, JR. is 57 and has been a director since 1999. He is an executive vice president of M&T Bank Corporation.

Mr. Sadler is president and a director of M&T Bank and president, chief executive officer and a director of M&T Bank, N.A. He also is a director and officer of a number of principal subsidiaries of M&T Bank. Mr. Sadler serves as a director of Delaware North Companies, Incorporated and Security Mutual Life Insurance Company of New York, is a member of the board of trustees of Canisius College and is a member of the board of managers of the Buffalo Society of Natural Sciences.

EUGENE J. SHEEHY is 48 and has been a director since the date of the Allfirst acquisition.

Mr. Sheehy also became a director of M&T Bank and the chairman and chief executive officer of M&T Bank’s Mid-Atlantic Division on the date of the Allfirst acquisition. Prior to the date of the Allfirst acquisition, he served as chief executive officer of AIB’s USA Division from March 14, 2002 and chief executive officer and chairman of the board of Allfirst from May 1, 2002. Mr. Sheehy also served as president and chief executive officer of Allfirst Bank from July 31, 2002 through the date of the Allfirst acquisition. From June 1, 2001 to March 14, 2002, Mr. Sheehy was the managing director of AIB Bank Republic of Ireland and he served as AIB’s general manager of retail operations and business transformation from March 1, 1998 to May 31, 2001.

STEPHEN G. SHEETZ is 55 and has been a director since 2000.

Mr. Sheetz is chairman of Sheetz, Inc., the owner of a chain of convenience stores operating in five mid-Atlantic and northeastern states. He is a director of M&T Bank and a member of its Community Reinvestment Act Committee. Mr. Sheetz had served as a director of Keystone Financial Bank, N.A. from 1999 through M&T Bank Corporation’s acquisition of Keystone.

HERBERT L. WASHINGTON is 52 and has been a director since 1996.

Mr. Washington is president of H.L.W. Fast Track, Inc., the owner and operator of nineteen McDonald’s Restaurants located in Ohio and Pennsylvania. He is also the owner of Syracuse Minority Television, Inc. Mr. Washington is a director of M&T Bank and a member of its Community Reinvestment Act Committee. He is a trustee of the Rochester Institute of Technology and a member of the board of governors of Strong Memorial Hospital.

ROBERT G. WILMERS is 68 and has been a director since 1982. He is the chairman of the board, president and chief executive officer of M&T Bank Corporation, and is the chairman of its Executive Committee.

Mr. Wilmers is chairman of the board, chief executive officer and a director of M&T Bank, chairman of its Executive Committee and a member of its Trust and Investment Committee, and chairman of the board and a director of M&T Bank, N.A. Mr. Wilmers is also a director of the Buffalo Niagara Partnership and The Business Council of New York State.

The Board of Directors recommends a vote FOR the election of all 23 nominees.

PROPOSAL TO APPROVE THE M&T BANK CORPORATION EMPLOYEE STOCK PURCHASE PLAN

On May 31, 2002, the Board of Directors unanimously approved the Employee Stock Purchase Plan, subject to the stockholder approval solicited hereby, and authorized its submission to stockholders for approval at the 2003 Annual Meeting of Stockholders. Stockholder approval is being sought to satisfy certain requirements of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), relating to the qualification of the Employee Stock Purchase Plan under Section 423 of the Internal Revenue Code (“Code Section 423”). A copy of the Employee Stock Purchase Plan is attached to this Proxy Statement as Appendix A.

Reasons for the Employee Stock Purchase Plan. The Board of Directors and management believe that the Employee Stock Purchase Plan will provide eligible employees with an opportunity to purchase shares of Common Stock through accumulated voluntary payroll deductions at a discount to the market value of the Common Stock, thereby encouraging their participation in the ownership of M&T Bank Corporation and providing an incentive for them to promote the continued success of M&T Bank Corporation. In addition, they also believe that it will enhance M&T Bank Corporation’s ability to attract and retain qualified employees. They further believe that it is in the best interests of M&T Bank Corporation and its stockholders to recognize the contributions of its employees in the success of M&T Bank Corporation by providing an incentive to the continued service of such employees.

M&T Bank Corporation’s executive officers are ineligible to participate in the Employee Stock Purchase Plan pursuant to the terms thereof. Also excluded are certain other members of senior management, certain temporary employees and employees under 18 years of age.

Description of the Employee Stock Purchase Plan. The following summary is a brief description of the significant provisions of the Employee Stock Purchase Plan and does not purport to be a complete statement of the terms and conditions of the Employee Stock Purchase Plan. Each stockholder is urged to review the Employee Stock Purchase Plan in its entirety.

Qualification under Section 423 of the Internal Revenue Code. The Employee Stock Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Code Section 423. Generally, under Code Section 423, participants in the Employee Stock Purchase Plan will be treated as having been granted an option to buy Common Stock at a specified option price on the offering date for any option period in which he or she participates.

Shares Subject to the Employee Stock Purchase Plan. The Employee Stock Purchase Plan provides for the issuance of a maximum of 1,000,000 shares of Common Stock, subject to certain antidilution and capital adjustment provisions. If shares of Common Stock are not issued for any reason, including when the specified option price is greater than the fair market value of a share of Common Stock on the exercise date for an option period, then such shares will continue to be available under the Employee Stock Purchase Plan. M&T Bank Corporation intends to issue new shares, treasury shares, or acquire Common Stock in the open market to fulfill its obligations under the Employee Stock Purchase Plan.

Administration. The Employee Stock Purchase Plan is administered by the Nomination and Compensation Committee of the Board of Directors of M&T Bank Corporation. The Nomination and Compensation Committee will have full authority to adopt such rules and procedures that are consistent with Code Section 423 as it may deem necessary for proper plan administration and to interpret the provisions of the Employee Stock Purchase Plan.

The Nomination and Compensation Committee may delegate administrative tasks under the Employee Stock Purchase Plan to any other persons or entities. In connection therewith, Fidelity Investments has initially been retained to be the recordkeeper of the Employee Stock Purchase Plan and to establish brokerage accounts on behalf of each participant to hold shares of Common Stock purchased by participants under the Employee Stock Purchase Plan.

Amendment and Termination. The Board of Directors of M&T Bank Corporation may amend or terminate the Employee Stock Purchase Plan in any respect at any time, except that stockholder and/or participant approval may be required for certain types of amendments. Unless sooner terminated as described above, the Employee Stock Purchase Plan will terminate on May 31, 2012.

Eligibility and Participation. All employees of M&T Bank Corporation and its participating affiliates are eligible to participate in the Employee Stock Purchase Plan, except for executive officers, certain other members of senior management, certain temporary employees and employees under 18 years of age.

Participation in the Employee Stock Purchase Plan is voluntary. Eligible employees may elect to participate in the Employee Stock Purchase Plan during any option period by enrolling during the enrollment period for an option period.

Under the terms of the Employee Stock Purchase Plan, a participant may not purchase more than 5,000 shares of Common Stock (subject to adjustment pursuant to antidilution and capital adjustment provisions) with respect to any option period. In addition, a participant may not purchase shares pursuant to the Employee Stock Purchase Plan that would give such participant the right in any one calendar year to purchase shares of Common Stock under the Employee Stock Purchase Plan with a fair market value exceeding $25,000.

Option Periods. Shares of Common Stock will be issued through a series of successive option periods, the first of which is one year long. Participants will be granted a separate option to purchase shares of Common Stock for each option period in which they participate. Options under the Employee Stock Purchase Plan will generally be granted on the first business day of each September (an “offering date”) and will be automatically exercised on the last day of the following August, or if such day is not a business day, the next following business day (an “exercise date”), unless a participant has withdrawn from or otherwise become ineligible to participate in the Employee Stock Purchase Plan, or the fair market value of a share of Common Stock is less than the option price on the exercise date. Each option granted under the Employee Stock Purchase Plan entitles a participant to purchase the whole number of shares of Common Stock obtained by dividing his or her payroll deductions for the option period by the option price in effect for such period. Any remaining cash balance in a participant’s account will be refunded to the participant.

The first option period under the Employee Stock Purchase Plan began on September 3, 2002 and will end on September 2, 2003. The Nomination and Compensation Committee has the power to change the length and/or frequency of option periods.

Payment for Common Stock. Participants will make payments for Common Stock under the Employee Stock Purchase Plan through authorized payroll deductions of a whole percentage of compensation (from 1-10%), which percentage may not be increased or decreased during the option period.

All amounts deducted from a participant’s pay will be credited to a stock purchase bookkeeping account established for each participant’s benefit, from which Common Stock will be purchased on the exercise date for each option period. Interest will not be credited to participants’ accounts during the first option period beginning on

September 3, 2002. The Nomination and Compensation Committee may, but is not obligated to, credit interest on amounts credited to participants’ accounts in subsequent option periods.

Other than interest credits, if any, neither M&T Bank Corporation nor its affiliates will make any contributions to the Employee Stock Purchase Plan on behalf of any participant.

Purchases of Common Stock. On the exercise date of each option period, the amount in a participant’s account will be used to purchase the largest whole number of shares of Common Stock that such amount will purchase, at a price equal to 90% of the fair market value of a share of Common Stock on the offering date of that option period (the “option price”).

If, however, on the exercise date of an option period, the fair market value of a share of Common Stock is less than the option price, all then outstanding options granted for such option period will be cancelled, and the payroll deductions previously made by participants during that option period (including interest, if any) will be refunded to them in cash.

All funds received by M&T Bank Corporation by reason of purchases of Common Stock under the Employee Stock Purchase Plan may be used by M&T Bank Corporation for any corporate purpose.

Delivery of Shares of Common Stock. As promptly as practicable after each option period, the shares of Common Stock purchased by a participant on the exercise date for such option period will be credited to his or her brokerage account. The shares of Common Stock purchased by a participant will, for all purposes, be deemed to have been issued as of the close of business on the exercise date. Prior to that time, none of the rights or privileges of a stockholder of M&T Bank Corporation will exist with respect to such shares and participants will have no interest, voting or dividend rights in such shares.

Participants may sell or otherwise dispose of their shares of Common Stock at any time. Participants may not, however, withdraw any shares of Common Stock from the brokerage account established on their behalf or transfer them to another brokerage account during the first two years from the offering date for the option period for which they purchased such shares. This withdrawal restriction allows M&T Bank Corporation to track the disposition of shares of Common Stock purchased under the Employee Stock Purchase Plan for federal income tax purposes. See “Summary of Certain Federal Income Tax Consequences” below.

After the end of this two-year period, participants may then withdraw such shares or transfer them to another brokerage account.

Fees and Expenses. Costs and expenses incurred in the administration of the Employee Stock Purchase Plan and the maintenance of brokerage accounts will be paid by M&T Bank Corporation. M&T Bank Corporation will not pay, however, any brokerage fees and commissions that participants incur in the sale of shares of Common Stock they acquire under the Employee Stock Purchase Plan.

Summary of Certain Federal Income Tax Consequences. In general, a participant will not recognize income at the time of the grant of an option under the Employee Stock Purchase Plan (i.e., on an offering date) or on the purchase of shares of Common Stock upon the exercise of such an option (i.e., on an exercise date). No deduction will be allowable to M&T Bank Corporation or its affiliates in connection with either the grant of an option under the Employee Stock Purchase Plan or the issuance of shares of Common Stock upon exercise.

If a participant sells, gives or otherwise disposes of shares of Common Stock acquired under the Employee Stock Purchase Plan more than two years after the offering date and more than one year after the exercise date (the “required holding period”) or in the event of a participant’s death, the participant will recognize ordinary income for federal income tax purposes equal to the lesser of (a) the excess, if any, of the fair market value of the shares on the date of disposition or death, over the amount paid for the shares or (b) the excess of the fair market value of the shares on the offering date over the amount paid for the shares. In addition, any gain recognized on disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss. No deduction for federal income taxes will be allowed to M&T Bank Corporation or its affiliates upon a participant’s death or upon disposition of shares after the required holding period.

If a participant sells, gives or otherwise disposes of shares acquired under the Employee Stock Purchase Plan prior to the expiration of the required holding period (other than after his or her death), the participant will recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares as of the exercise date over the amount paid for the shares. In addition, any gain recognized on disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss. M&T Bank Corporation or its affiliates will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized upon disposition of shares by participants during the required holding period, provided certain income tax reporting requirements are satisfied.

Tax Consequences if the Employee Stock Purchase Plan is not Approved by M&T Bank Corporation’s Stockholders. Code Section 423 requires that M&T Bank Corporation’s stockholders approve the Employee Stock Purchase Plan within 12 months after it was adopted by the Board of Directors (i.e., May 31, 2003). If M&T Bank Corporation’s stockholders do not approve the Employee Stock Purchase Plan by May 31, 2003, then the Employee Stock Purchase Plan will not qualify under Code Section 423, and generally the discount participants receive on purchases of Common Stock under the Employee Stock Purchase Plan on any exercise date will be taxable income to participants at that time. If M&T Bank Corporation’s stockholders do not approve the Employee Stock Purchase Plan by May 31, 2003, participants will be notified by the Nomination and Compensation Committee and given the opportunity to withdraw from the Employee Stock Purchase Plan before any shares of Common Stock are purchased on a participant’s behalf.

Other Considerations. The above description of tax consequences is general in nature and does not purport to be a complete description of the rules governing federal income tax consequences of employee stock purchase plans. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state, local or foreign income tax laws may not be the same as under the federal income tax laws.

Accounting Treatment. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” as amended, which was adopted by M&T Bank Corporation effective January 1, 2003, the grant of an option under the Employee Stock Purchase Plan will result in a charge against net income and earnings per share for M&T Bank Corporation. M&T Bank Corporation has elected the retroactive restatement method of adoption under SFAS No. 123, as amended, and will record a charge in 2002 for such options granted of approximately $376,000 against net income, which will result in less than a $0.01 charge against earnings per share for 2002.

The Board of Directors recommends a vote FOR the approval of the Employee Stock Purchase Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2002 with respect to shares of Common Stock that may be issued under M&T Bank Corporation’s existing equity compensation plans. M&T Bank Corporation’s existing equity compensation plans are the 1983 Stock Option Plan and the 2001 Stock Option Plan, each of which has been previously approved by stockholders, the Employee Stock Purchase Plan, which is being submitted for stockholder approval at the 2003 Annual Meeting, and the Directors’ Stock Plan and the M&T Bank Corporation Deferred Bonus Plan (the “Deferred Bonus Plan”), each of which did not require stockholder approval.

The table does not include information with respect to shares of Common Stock subject to outstanding options and rights assumed by M&T Bank Corporation in connection with mergers and acquisitions of the companies that originally granted those options and rights. Footnote (1) to the table sets forth the total number of shares of Common Stock issuable upon the exercise of such assumed options and rights as of December 31, 2002, and their weighted average exercise price.

	A	B	C

			Number of Securities
		Weighted	Remaining Available
	Number of Securities	Average	for Future Issuance
	to be Issued upon	Exercise Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options or	(Excluding Securities
Plan Category	Options or Rights	Rights	Reflected in Column A)

Equity Compensation Plans Approved by Security Holders:
1983 Stock Option Plan	7,939,075	$43.16	—
2001 Stock Option Plan	1,928,889	$75.37	7,978,829
Equity Compensation Plans Not Approved By Security Holders:
Employee Stock Purchase Plan	86,500	$74.32	913,500
Directors’ Stock Plan	2,281	$79.35	57,903
Deferred Bonus Plan	83,072	$50.74	22,331
Total	10,039,817	$49.68	8,972,563

(1) As of December 31, 2002, a total of 381,449 shares of Common Stock were issuable upon exercise of outstanding options or rights assumed by M&T Bank Corporation in connection with merger and acquisition transactions. The weighted average exercise price of those outstanding options or rights is $58.14 per share.

Equity compensation plans adopted without the approval of stockholders are described below.

Employee Stock Purchase Plan. A description of the Employee Stock Purchase Plan, which is being submitted for stockholder approval at the 2003 Annual Meeting, is included in this Proxy Statement under the caption “PROPOSAL TO APPROVE THE M&T BANK CORPORATION EMPLOYEE STOCK PURCHASE PLAN,” and a copy of the Employee Stock Purchase Plan is attached as Appendix A to this Proxy Statement.

Directors’ Stock Plan. M&T Bank Corporation maintains a plan for non-employee members of the Boards of Directors of M&T Bank Corporation and M&T Bank, and their advisory directors, which allows such directors and advisory directors to receive all or a portion of their directorial compensation in shares of Common Stock. A more detailed description of the Directors’ Stock Plan is included under the caption “M&T Bank Corporation Directors’ Fees” in this Proxy Statement.

Deferred Bonus Plan. M&T Bank Corporation maintains a deferred bonus plan pursuant to which its eligible officers and those of its subsidiaries may elect to defer all or a portion of their current annual incentive compensation awards and allocate such awards to several investment options, including Common Stock. Participants may elect the timing of distributions from the plan. Such distributions are payable in cash, with the exception of balances allocated to Common Stock, which are distributable in the form of Common Stock.

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

Direct and indirect ownership of Common Stock by each of the executive officers who are named in the Summary Compensation Table (the “Named Executive Officers”), by the directors and by all executive officers as a group is set forth in the following table as of April 7, 2003, together with the percentage of total shares outstanding represented by such ownership. (For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days.)

			Percent
Name of beneficial owner	Number of shares		of class

William F. Allyn	12,501		(12)
Brent D. Baird	620,425	(1)	(12)
John H. Benisch	32,514	(2) (3)	(12)
Robert J. Bennett	216,988	(4)	(12)
C. Angela Bontempo	3,400	(5)	(12)
Robert T. Brady	2,897		(12)
Michael D. Buckley	—	(6)	(12)
Patrick J. Callan	71,190	(2)	(12)
Carl L. Campbell	164,478	(2) (7)	(12)
R. Carlos Carballada	10,711		(12)
T. Jefferson Cunningham III	23,987	(2)	(12)
Donald Devorris	41,986	(2)	(12)
Richard E. Garman	269,615		(12)
James V. Glynn	12,203		(12)
Daniel R. Hawbaker	3,816	(8)	(12)
Patrick W.E. Hodgson	52,712	(9)	(12)
Gary Kennedy	—	(6)	(12)
Richard G. King	11,300	(2) (7)	(12)
Reginald B. Newman, II	2,857	(10)	(12)
Jorge G. Pereira	2,814,149	(11)	2.36%
Robert E. Sadler, Jr.	727,953	(2) (7)	(12)
Eugene J. Sheehy	—	(6)	(12)
Stephen G. Sheetz	9,973		(12)
John L. Vensel	10,735		(12)
Herbert L. Washington	5,056		(12)
Robert G. Wilmers	5,620,795	(2) (7) (11)	4.68%
Michael P. Pinto	266,179	(2)	(12)
John L. Pett	316,897	(2) (7)	(12)
All directors and executive officers as a group (37 persons)	12,270,314	(2) (7)	10.09%

(1) Includes 300,000 shares owned by an entity of which Mr. Baird is chairman and as to which he shares voting and dispositive power.

(2) Includes the following shares subject to options granted under (a) M&T Bank Corporation’s stock option plans, and (b) plans of companies acquired by M&T Bank Corporation, the obligations of which have been assumed by M&T Bank Corporation and converted into options to receive shares of Common Stock, all of which are currently exercisable or are exercisable within 60 days after April 7, 2003: Mr. Benisch — 1,623 shares; Mr. Callan — 793 shares; Mr. Campbell — 127,938 shares; Mr. Cunningham — 8,407 shares; Mr. Devorris — 9,842 shares; Mr. King – 4,218; Mr. Sadler — 356,498 shares; Mr. Wilmers — 878,999 shares; Mr. Pinto — 222,660 shares; Mr. Pett — 186,570 shares; all directors and executive officers as a group — 2,535,722 shares.

(3) Includes 200 shares held by a close relative of Mr. Benisch for which beneficial ownership is disclaimed.

(4) Includes 10,610 shares held by trusts for which Mr. Bennett is a trustee and in which he has a pecuniary interest and investment power and 5,480 shares held by a close relative of Mr. Bennett for which beneficial ownership is disclaimed.

(5) Includes 400 shares held by trusts for which Ms. Bontempo is a trustee and in which she has a pecuniary interest and investment power.

(6) Messrs. Buckley, Kennedy and Sheehy have been designated by AIB to serve as a director of M&T Bank Corporation pursuant to contractual rights. AIB owns 26,700,000 shares, beneficial ownership of which is disclaimed by such persons. See “ACQUISITION OF ALLFIRST FINANCIAL INC.” See also the table set forth under the caption “PRINCIPAL BENEFICIAL OWNERS OF SHARES.”

(7) Includes the following shares through participation in the M&T Bank Corporation Retirement Savings Plan and Trust (“Retirement Savings Plan”): Mr. Campbell — 2,569 shares; Mr. Sadler — 18,276 shares; Mr. Wilmers — 37,580 shares; Mr. Pett — 17 shares; all directors and executive officers as a group -65,777 shares.

(8) Includes 742 shares of Common Stock owned by a corporation controlled by Mr. Hawbaker.

(9) Includes 6,000 shares held by a close relative of Mr. Hodgson for which beneficial ownership is disclaimed. Also includes 45,000 shares of Common Stock owned by a corporation controlled by Mr. Hodgson.

(10) Includes 1,230 shares held by a close relative of Mr. Newman for which beneficial ownership is disclaimed.

(11) See footnote (1) to the table set forth under the caption “PRINCIPAL BENEFICIAL OWNERS OF SHARES.”

(12) Less than 1%.

Section 16(a) Beneficial Ownership Reporting Compliance. Under Section 16(a) of the Exchange Act, M&T Bank Corporation’s directors and officers are required to report their ownership of the Common Stock and options and any changes in that ownership to the SEC and the New York Stock Exchange. M&T Bank Corporation believes that these filing requirements were satisfied by its directors and officers, except that Mr. Carballada was late in reporting in 2000 certain holdings on his initial statement of beneficial ownership, which were reported on his 2002 year-end filing, and Mr. Garman was late in filing one report in 2002 relating to one gift transaction in 2001. In making the foregoing statement, M&T Bank Corporation has relied on copies of the reporting forms received by it or on the written representations from such reporting persons that no forms were required to be filed under the applicable rules of the SEC.

PERFORMANCE GRAPH

The following graph contains a comparison of the cumulative stockholder return on the Common Stock against the cumulative total returns of the KBW 50 Index, compiled by Keefe, Bruyette & Woods, Inc., and the S&P 500 Index, compiled by Standard & Poor’s Corporation, for the five-year period beginning on December 31, 1997 and ending on December 31, 2002. The KBW 50 Index is comprised of fifty American banking companies, including all money-center and most major regional banks.

Comparison of Five-Year Cumulative Return*

Stockholder Value at Year End*

	1997	1998	1999	2000	2001	2002

M&T Bank Corporation	$100	112	91	151	163	180
KBW 50 Index	100	108	105	125	120	112
S&P 500 Index	100	129	156	141	125	97

*	Assumes a $100 investment on December 31, 1997 and reinvestment of all dividends.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Nomination and Compensation Committee Report on Executive Compensation

Overview of Executive Compensation Policy. A key objective of M&T Bank Corporation is to attract, develop and retain strong executive officers who are capable of maximizing M&T Bank Corporation’s performance for the benefit of its stockholders. In furtherance of this objective, the Nomination and Compensation Committee has adopted a compensation strategy for executive officers which utilizes reasonable salaries, while placing heavy emphasis on the use of variable incentives, such as awards of cash bonuses and grants of stock options, in order to reward longer-term contributions to M&T Bank Corporation’s success.

M&T Bank Corporation periodically compares its compensation levels, practices and financial performance to a select group of commercial banking institutions of similar size, geographic market and business makeup. The Nomination and Compensation Committee considered fourteen commercial banking companies which it believed were reasonably comparable to M&T Bank Corporation’s asset size and performance and which were generally located in the northeast or midwest (the “comparative group of banks”). All fourteen of the commercial banking companies forming the comparative group of banks considered by the Nomination and Compensation Committee were included in the KBW 50 Index compiled by Keefe, Bruyette & Woods, Inc.

The Nomination and Compensation Committee meets in January of each year to consider salary determinations, stock option grants and annual incentive awards on account of the prior year’s performance.

Salaries. Base salaries of M&T Bank Corporation’s executive officers are determined by competitive, market-based pay practices, performance evaluations and expected future contributions. In line with its strategy of emphasizing variable pay, the Nomination and Compensation Committee generally targets the salaries of M&T Bank Corporation’s executive officers at or below the median of the comparative group of banks, while also considering the unique responsibilities and performance of each executive officer. Overall, the Nomination and Compensation Committee targets the total cash compensation of M&T Bank Corporation’s executive officers above the median of the comparative group of banks.

Annual Incentive Plan. M&T Bank Corporation’s executive officers participate in an annual incentive compensation plan (“Annual Incentive Plan”). The Annual Incentive Plan provides for discretionary grants of cash awards to executive officers and other employees out of a fund established annually by the Nomination and Compensation Committee. In establishing this fund, the Nomination and Compensation Committee considers M&T Bank Corporation’s profitability, as well as the number of participants in the Annual Incentive Plan, and may establish a minimum threshold of net operating earnings after taxes below which no fund will be created. At the end of the year, the Nomination and Compensation Committee may, in its discretion, increase the size of the established fund by no more than 50% to take into account its subjective assessment of management’s contribution to M&T Bank Corporation’s profitability.

Stock Option Awards. Consistent with its objective of attracting, developing and retaining strong executive management, M&T Bank Corporation provides potentially significant long-term incentive opportunities to its executive officers through discretionary grants of stock options under its stock option plan, thereby emphasizing the potential creation of long-term stockholder value and more closely aligning the interests of M&T Bank Corporation’s executive officers with those of its stockholders. Stock options are considered effective long-term incentives by the Nomination and Compensation

Committee, because an executive can profit only if the value of the Common Stock increases. In making these grants, the Nomination and Compensation Committee considers its subjective assessment of M&T Bank Corporation’s past financial performance and future prospects, an executive officer’s current level of ownership of the Common Stock, the period during which an executive officer has been in a key position with M&T Bank Corporation, the market value of the Common Stock on the date of grant, individual performance and competitive practices within the comparative group of banks.

2002 Executive Compensation Determinations. At its January 15, 2002 meeting, the Nomination and Compensation Committee made 2002 salary determinations and stock option grants and annual incentive awards to M&T Bank Corporation’s executive officers on account of 2001 performance. The performance factors considered by the Nomination and Compensation Committee in its 2002 compensation determinations for M&T Bank Corporation’s executive officers exceeded predetermined objectives or, where no predetermined level had been set, were deemed to be above industry averages or otherwise exceeded the Nomination and Compensation Committee’s expectations.

The Nomination and Compensation Committee considered, but did not formally weight, the following factors in connection with the number of stock options granted to each executive officer: the competitive practices within the comparative group of banks; the individual executive officer’s position and potential within M&T Bank Corporation; the market value of the Common Stock on the date of grant; and the level of past awards of stock options or stock appreciation rights made to each executive officer. In making its determination of the stock options awarded to the Chief Executive Officer in January of 2002, the Nomination and Compensation Committee also considered its philosophy of providing him with greater long-term opportunities in the form of stock options and placing a lesser emphasis on base salary and annual cash incentives.

At its January 21, 2003 meeting, the Nomination and Compensation Committee determined that M&T Bank Corporation’s net operating earnings after taxes for 2002 exceeded the minimum threshold of profitability which had been previously established by the Nomination and Compensation Committee, thereby initiating the payment of cash bonuses to its executive officers in February of 2003 under the Annual Incentive Plan, but the Nomination and Compensation Committee did not exercise its discretion to increase the aggregate size of the fund above the predetermined level.

The aggregate amount of the Annual Incentive Plan pool for 2002 and awards to M&T Bank Corporation’s executive officers thereunder were reviewed and approved by the Nomination and Compensation Committee at its January 21, 2003 meeting. The Nomination and Compensation Committee considered, but did not formally weight, a number of quantitative and qualitative performance factors to evaluate the 2002 performance of executive officers and other employees under the Annual Incentive Plan. The performance factors considered were: growth and composition of earnings; achieving business plans; asset quality; market share; and responsiveness to the economic environment. In determining its discretionary evaluation of the Chief Executive Officer’s performance, the Nomination and Compensation Committee considered, but did not formally weight, the following performance factors: M&T Bank Corporation’s earnings growth; its asset quality relative to the banking industry as a whole; and market share in key markets and service niches. Another factor which the Nomination and Compensation Committee considered in determining the incentive award made to the Chief Executive Officer in January of 2003 was the proper balancing of long-term opportunities through stock option grants with shorter-term incentives, such as base salary and annual incentive awards.

The Nomination and Compensation Committee believes that the total compensation provided to

M&T Bank Corporation’s executive officers is competitive and reflects M&T Bank Corporation’s performance. Also, the Nomination and Compensation Committee believes that M&T Bank Corporation’s compensation programs have helped to focus M&T Bank Corporation’s executive officers on increasing M&T Bank Corporation’s performance and stockholder value.

Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) generally denies a deduction to any publicly held corporation for compensation paid to its chief executive officer and its four other highest-paid executive officers to the extent that any such individual’s compensation exceeds $1 million, subject to certain exceptions, including one for “performance-based compensation.” Generally, the Nomination and Compensation Committee seeks to maximize executive compensation deductions for federal income tax purposes. However, the Nomination and Compensation Committee believes that there may be circumstances in which the provision of compensation that is not fully deductible may be more consistent with the compensation philosophy and objectives of M&T Bank Corporation. The Nomination and Compensation Committee believes that none of M&T Bank Corporation’s executive officers received compensation in 2002 which was nondeductible under Section 162(m) of the Internal Revenue Code.

This report was adopted on March 17, 2003 by the Nomination and Compensation Committee of the Board of Directors:

Jorge G. Pereira, Chairman
Brent D. Baird
Robert T. Brady

Nomination and Compensation Committee Interlocks and Insider Participation. Messrs. Pereira, Baird and Brady served as members of the Nomination and Compensation Committee throughout 2002, and are currently serving as such. Mr. Buckley became a member of the Nomination and Compensation Committee upon the Allfirst acquisition. Mr. Pereira is a vice chairman of M&T Bank Corporation and of M&T Bank, titular posts without day-to-day managerial responsibilities which he has held since April 18, 1984. Mr. Pereira has not received additional compensation for serving in such capacities.

Members of the Nomination and Compensation Committee and their associates are, as they have been in the past, customers of, and have had transactions with, the banking subsidiaries of M&T Bank Corporation, and additional transactions may be expected to take place in the future between such persons and subsidiaries. Any loans from M&T Bank Corporation’s subsidiary banks to such persons and their associates outstanding at any time since the beginning of 2002 were made in the ordinary course of business of the banks on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

Executive Compensation. The following table contains information concerning the compensation earned by M&T Bank Corporation’s Chief Executive Officer and the four other most highly compensated executive officers of M&T Bank Corporation in the three fiscal years ended December 31, 2002.

Summary Compensation Table

				Long-Term
		Annual		Compensation
		Compensation		Awards

				Securities	All Other
				Underlying	Compen-
Name and Principal Position	Year	Salary	Bonus	Options	sation

		($)	($)(1)	(#)	($)(2)
Robert G. Wilmers
Chairman of the Board, President and	2002	473,077	525,000	90,000	13,278
Chief Executive Officer of M&T Bank	2001	455,770	525,000	100,000	13,096
Corporation; Chairman of the Board and	2000	423,077	500,000	100,000	12,897
Chief Executive Officer of M&T Bank
Robert E. Sadler, Jr.
President of M&T Bank; Executive Vice	2002	473,077	500,000	75,000	11,514
President of M&T Bank Corporation	2001	446,154	500,000	80,000	11,385
	2000	398,077	475,000	75,000	11,323
Michael P. Pinto
Executive Vice President and	2002	323,077	330,000	65,000	12,321
Chief Financial Officer of M&T Bank	2001	296,154	330,000	65,000	12,321
Corporation and M&T Bank	2000	248,077	300,000	65,000	11,611
John L. Pett
Executive Vice President and	2002	307,692	325,000	55,000	16,667
Chief Credit Officer of M&T Bank	2001	277,692	325,000	65,000	12,543
Corporation and M&T Bank	2000	247,308	290,000	65,000	12,254
Carl L. Campbell
Vice Chairman of M&T Bank	2002	460,018	168,500	—	15,762
Corporation and M&T Bank	2001	460,018	168,500	1,438	47,945
	2000	106,158	168,500	50,000	2,663,702

(1) Bonuses were earned in the indicated years and awarded in the following year.

(2) Includes a $9,000 contribution in 2002 for each of the Named Executive Officers by M&T Bank Corporation to the Retirement Savings Plan, a qualified defined contribution plan providing for salary reduction contributions by participants and matching contributions by participating employers. Includes a $1,612 credit by M&T Bank Corporation under the M&T Bank Corporation Supplemental Retirement Savings Plan for the benefit of each of the Named Executive Officers. Includes the following insurance premiums paid by M&T Bank Corporation in 2002 in respect of term life insurance for the benefit of the following Named Executive Officers: Mr. Wilmers — $2,666; Mr. Sadler — $902; Mr. Pinto — $1,709; and Mr. Pett — $6,055. Includes $5,150 in insurance premiums paid by M&T Bank Corporation in 2002 in respect of a split-dollar life insurance policy for the benefit of Mr. Campbell.

Stock Option Grants in 2002. The following table contains information with respect to the grants of stock options covering shares of Common Stock to the Named Executive Officers during the fiscal year ended December 31, 2002. No stock appreciation rights were granted in 2002, either as stand-alone grants or in tandem with stock option grants.

	Option Grants in Last Fiscal Year

		Percent
	Number	of Total
	of	Options
	Securities	Granted to
	Underlying	Employees	Exercise		Grant Date
	Options	in Fiscal	or	Expiration	Present
Name	Granted	Year	Base Price	Date	Value

	(#)(1)(2)	(%)(3)	($/Share)	($)(4)
Robert G. Wilmers	90,000	4.7	75.80	1/15/12	2,067,300
Robert E. Sadler, Jr.	75,000	4.0	75.80	1/15/12	1,722,750
Michael P. Pinto	65,000	3.4	75.80	1/15/12	1,493,050
John L. Pett	55,000	2.9	75.80	1/15/12	1,263,350
Carl L. Campbell	—	—	—	—	—

(1) The information presented reflects stock options granted under the 2001 Stock Option Plan.

(2) The stock options granted under the 2001 Stock Option Plan are exercisable in installments that provide vesting of 10% of the optioned stock after the first anniversary of the grant, an additional 20% after the second anniversary, 30% more after the third anniversary, and the remaining 40% after the fourth anniversary. The stock options are subject to accelerated vesting upon the occurrence of certain defined change in control events that result in either (a) the termination of a Named Executive Officer’s employment for any reason other than cause or (b) the substantial reduction of a Named Executive Officer’s title, responsibilities or compensation from those in effect prior to the change in control. The pending Allfirst acquisition will not constitute a change in control event with respect to the stock options granted to the Named Executive Officers or those granted to any other participants under the 1983 Stock Option Plan or the 2001 Stock Option Plan.

(3) Excludes shares of Common Stock subject to options granted to directors who are not employees of M&T Bank Corporation. See “Directors’ Fees.”

(4) M&T Bank Corporation used a binomial option pricing model to determine the grant date present value of stock options granted in 2002 upon the belief that such model is the most reasonable method of estimating the value of the stock options. The estimated value per option was $22.97 for stock options granted under the 2001 Stock Option Plan, which value was calculated through the use of the following assumptions: an option term, based on historical data since the inception of the 2001 Stock Option Plan, of 6.5 years, representing the estimated period between the grant dates of options under the 2001 Stock Option Plan and their exercise dates; an interest rate that represents the yield on a zero-coupon U.S. Treasury security with a maturity date corresponding to that of the adjusted option term; volatility calculated using weekly stock prices for the three-year (156-week) period prior to the grant date; and an estimated dividend yield of 1.32%, calculated using the annualized cash dividend paid on December 31, 2002 and the closing price of the Common Stock on the date the options were granted. M&T Bank Corporation also deducted 10% to reflect an estimate of the probability of forfeiture prior to vesting, based on historical data since the inception of the 2001 Stock Option Plan. The actual value an executive officer may realize will depend upon the excess of the price of the Common Stock over the exercise price on the date the option is exercised. Accordingly, there is no assurance that the value ultimately realized by an executive officer, if any, will approximate the value estimated by the model.

Stock Options Exercised in 2002 and Year-End Values. The following table reflects the number of stock options exercised by the Named Executive Officers in 2002, the total gain realized upon exercise, the number of stock options held at the end of the year, and the realizable gain of the stock options that are “in-the-money.” In-the-money stock options are stock options with exercise prices that are below the year-end stock price because the stock value increased since the date of the grant. No stand-alone stock appreciation rights are outstanding under any of the stock option plans administered by M&T Bank Corporation.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

			Securities		Value of
			Underlying		Unexercised
			Unexercised		In-the-Money
	Shares		Options at		Options at
	Acquired		Fiscal Year-End		Fiscal Year-End (2)
	on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

	(#)	($)(1)	(#)	(#)	($)	($)
Robert G. Wilmers	—	—	987,999	282,001	56,400,564	5,062,876
Robert E. Sadler, Jr.	46,760	3,380,999	334,359	223,501	15,791,498	3,882,467
Michael P. Pinto	15,250	1,068,769	176,550	187,000	7,633,187	3,230,354
John L. Pett	18,010	1,157,278	132,570	175,000	5,444,281	3,135,154
Carl L. Campbell	23,453	996,249	72,423	16,667	1,971,327	467,509

(1) Based upon the difference between the closing price of the Common Stock on the New York Stock Exchange on the date or dates of exercise and the exercise price or prices for the stock options.

(2) Based upon the closing price of the Common Stock on the New York Stock Exchange on December 31, 2002 of $79.35 per share.

Pension Plan. The following table sets forth the annual retirement benefits under the regular benefit formula of the M&T Bank Corporation Pension Plan (“Pension Plan”) payable upon retirement to persons within specified levels of remuneration and years of service classifications assuming attainment of age 65 during 2003.

Pension Plan Table (1) (2) (3)

	Years of Service

Remuneration	10	15	20	25	30

$150,000	23,302	34,952	46,603	58,254	69,905
250,000	40,302	60,452	80,603	100,754	120,905
350,000	57,302	85,952	114,603	143,254	171,905
450,000	74,302	111,452	148,603	185,754	222,905
550,000	91,302	136,952	182,603	228,254	273,905
650,000	108,302	162,452	216,603	270,754	324,905

(1) The table assumes a straight-life annuity form of payment. The retirement benefits provided under the regular benefit formula of the Pension Plan, as depicted in the table, are not subject to any reduction for Social Security or other offset amounts.

(2) The amounts in the table have not been restricted to those within the maximum annual retirement benefit which is currently permissible under the Internal Revenue Code. That limit (the “IRS Benefit Limit”) is $160,000 for 2003. Also, in calculating a participant’s benefit, annual compensation in excess of a limit set annually by the Secretary of the Treasury may not be considered. That limit (the “IRS Compensation Limit”) is $200,000 for 2003.

(3) The amounts shown in the “Remuneration” column of the table are intended to approximate the average of an employee’s highest base annual salary paid during any five consecutive calendar year period in the ten calendar years preceding the employee’s retirement.

Compensation taken into account under the Pension Plan for the year ended December 31, 2002 for each of the Named Executive Officers was as follows: Mr. Wilmers — $472,143; Mr. Sadler — $468,885; Mr. Pinto — $321,306; Mr. Pett -$296,772; and Mr. Campbell — $459,687. For purposes of the Pension Plan, the following Named Executive Officers had the following years of service at year end 2002: Mr. Wilmers — 19 years; Mr. Sadler — 18 years; Mr. Pinto — 17 years; and Mr. Pett — 24 years. With respect to Mr. Campbell, his retirement benefit under the Pension Plan is comprised of an accrued benefit of $83,173 for his 28 years of service with Keystone and an accrued benefit of $6,249 for his 2 years of service with M&T Bank Corporation.

Supplemental Retirement Benefits. In addition to retirement benefits under the Pension Plan, M&T Bank has agreed, on an unfunded basis, to pay a supplemental retirement benefit to Mr. Sadler in an amount equal to the difference between 55% of his average annual compensation, as defined in the Pension Plan, but without regard to the IRS Benefit and Compensation Limits, and the amount, if any, payable to him from such plan. The supplemental retirement benefit to be paid to Mr. Sadler is not dependent upon his entitlement to retirement benefits under the Pension Plan; however, the supplemental benefit to be paid to him is reduced by payments which he will receive from the retirement plan of his previous employer. Based on current actuarial assumptions associated with his participation in the Pension Plan, $163,113 would be payable to Mr. Sadler annually as a supplemental retirement benefit commencing at age 65. An actuarially reduced amount would be payable to him if he elects early retirement.

In addition to retirement benefits under the Pension Plan, Mr. Campbell’s employment agreement (as described under the caption “COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS, Employment

Agreement”) provides that M&T Bank will pay him, on an unfunded basis, an annual retirement benefit in an amount equal to the difference between $350,000 and the amount payable under the Pension Plan. Mr. Campbell’s supplemental retirement benefit is not dependent upon his entitlement to retirement benefits under the Pension Plan. Based on current actuarial assumptions associated with his participation in the Pension Plan, $260,576 would be payable to Mr. Campbell annually as a supplemental retirement benefit commencing at age 65. An actuarially reduced amount would be payable to him if he elects early retirement. Upon Mr. Campbell’s death, his spouse, if she survives him, will receive an annual benefit for the rest of her life in an amount equal to 50 percent of his supplemental retirement benefit.

The M&T Bank Corporation Supplemental Pension Plan (the “Supplemental Pension Plan”) provides for the payment of supplemental retirement benefits based on a maximum compensation level of $235,840 to select management and highly compensated employees of certain of M&T Bank Corporation’s affiliates whose benefits payable under the Pension Plan are limited by the IRS Compensation Limit. The supplemental benefits are dependent upon a participant’s entitlement to benefits under the Pension Plan. A participant’s supplemental benefit is equal to the excess of (a) the payment he would have received under the Pension Plan had compensation under that plan been capped at $235,840 rather than at the IRS Compensation Limit, over (b) the payment actually received under the Pension Plan. Each of the Named Executive Officers, other than Mr. Campbell, is eligible to participate in the Supplemental Pension Plan and, in accordance with the terms of the Supplemental Pension Plan, M&T Bank has agreed, on an unfunded basis, to pay retirement benefits under the Supplemental Pension Plan to each of such Named Executive Officers. With respect to Mr. Sadler, the supplemental benefit under the Supplemental Pension Plan is reduced by the supplemental retirement benefit which M&T Bank has agreed to pay to him in accordance with the second preceding paragraph. Based on current actuarial assumptions associated with their participation in the Pension Plan, Mr. Wilmers would have received $5,483 annually if he had retired as of December 31, 2002, Messrs. Pinto and Pett would receive $18,278 annually if they retire at age 65, and Mr. Sadler would receive no benefits under the Supplemental Pension Plan. An actuarially increased amount will be payable to Mr. Wilmers when he elects retirement, and an actuarially reduced amount would be payable to Messrs. Pinto or Pett if either one elects early retirement.

Employment Agreement. In connection with the execution of the merger agreement with Keystone, M&T Bank Corporation entered into an employment agreement with Mr. Campbell which provides for his employment commencing on October 6, 2000 and terminating on October 6, 2003. Under that employment agreement, Mr. Campbell was to serve as a vice chairman of the board of M&T Bank Corporation and M&T Bank, and as chairman of M&T Bank’s Pennsylvania Division. Since he is not standing for election as a director at the 2003 Annual Meeting of Stockholders, Mr. Campbell’s term as a director will expire, at which time he will no longer be a director, vice chairman or member of the Executive Committee of M&T Bank Corporation or M&T Bank. Following the termination of the three-year period ending on October 6, 2003 and until his 65th birthday on April 10, 2008, Mr. Campbell will continue employment on a part-time basis on terms to be agreed to between him and M&T Bank Corporation. Pursuant to the terms of his employment agreement, Mr. Campbell will be paid an annual base salary of not less than $460,000 and annual bonuses of no less than $165,505 during the initial three-year employment period. During the part-time employment period, he will receive an annual base salary of $400,000.

During the initial three-year employment period, Mr. Campbell also is entitled to participate in all employee benefit, welfare and other plans, practices, policies and programs that apply generally to senior executives of M&T Bank Corporation. If Mr. Campbell dies before his 65th birthday, 50 percent of his annual base salary he would have otherwise received during the part-time employment period will be paid to his spouse, if she survives him. Mr. Campbell also received a cash payment of $1,250,000 on October 6, 2000 and an option to acquire 50,000 shares of Common Stock that vests in three equal installments on the first, second and third anniversary dates of the Keystone merger.

If Mr. Campbell’s employment is terminated either by M&T Bank Corporation or Mr. Campbell prior to October 6, 2003, then under certain circumstances he will be entitled to receive (1) a cash payment equal to the product of one-twelfth of the number of whole or partial months remaining in the initial employment period times the sum of his annual salary and bonus, (2) the retirement benefit described above, (3) an additional cash payment of $2 million, and (4) the immediate vesting of any stock options.

M&T Bank Corporation Directors’ Fees. Directors of M&T Bank Corporation who are not also salaried officers of M&T Bank Corporation or its subsidiaries receive an annual retainer of $15,000 plus $1,000 for each meeting of the Board of Directors attended. Such directors who are members of a committee of the Board of Directors of M&T Bank Corporation receive $750 for each committee meeting attended, except members of the audit committee receive $1,000 for each audit committee meeting attended. If a director’s domicile is more than 100 miles from the location of a board or committee meeting, such director receives an additional $500 for attending the board or audit committee meeting and an additional $375 for attending the other committees’ meetings. All directors of M&T Bank Corporation are entitled to reimbursement for travel expenses incidental to their attendance at meetings.

The Board of Directors has established a limitation on total compensation of $40,000 per year for services as a director or advisory director of M&T Bank Corporation and its subsidiaries. Pursuant to the terms of the Directors’ Stock Plan, each director must elect to have either 50 or 100 percent of his or her annual compensation for services as a director or advisory director of M&T Bank Corporation and its subsidiaries paid in the form of Common Stock. The number of shares of Common Stock paid is determined by dividing the amount of such compensation payable in shares of Common Stock by the closing price of a share of Common Stock on the New York Stock Exchange on the business day immediately preceding the day the compensation is payable.

In connection with its acquisition of The East New York Savings Bank (“East New York”) on December 24, 1987, M&T Bank Corporation agreed to grant to persons who became directors of M&T Bank Corporation and its subsidiaries upon M&T Bank Corporation’s acquisition of East New York, on an annual basis, nonstatutory stock options to purchase shares of the Common Stock having an aggregate fair market value on the date of grant equal to the aggregate amount of the director’s current annual retainer and board and committee meeting fees in the last full calendar year preceding the date of grant. During 2002, John H. Benisch and Patrick J. Callan each were granted options covering 540 shares, each with an exercise price of $75.80 per share. M&T Bank Corporation has also agreed, subject to its fiduciary duties, to cause each East New York director to become a member of the Directors Advisory Council of the New York City Division of M&T Bank until the earlier of such director’s 75th birthday or resignation and to ensure that each such member would receive compensation equivalent to the compensation received as a director of East New York. Messrs. Benisch and Callan each served as members of the Directors Advisory Council of the New York City Division of M&T Bank under such agreement and received an annual retainer of $18,000, a fee of

$1,250 for each council meeting and each Mortgage Investment Committee meeting attended, and a fee of $500 for each Community Reinvestment Act Committee meeting attended. If a member’s domicile is more than 100 miles from the location of a council or committee meeting, such fees are increased by 50 percent.

In connection with the execution of the merger agreement with Premier, M&T Bank Corporation entered into a five-year consulting agreement with Mr. Cunningham that was effective on February 9, 2001 pursuant to which he receives a payment of $125,000 per year, the use of an office and a company-owned automobile, life insurance coverage substantially equivalent to that provided to executive officers of M&T Bank Corporation, and the reimbursement of expenses incurred in connection with the performance of his services. Mr. Cunningham’s agreement also provides for the establishment of a retirement benefit determined using the same formula used by M&T Bank Corporation under the Pension Plan. The total amount received by Mr. Cunningham in 2002 pursuant to his consulting agreement was $134,344.

M&T Bank Directors’ Fees. Directors of M&T Bank Corporation who also serve as directors of M&T Bank or its subsidiaries, if not salaried officers of M&T Bank Corporation or its subsidiaries, receive attendance fees for each board, council or committee meeting attended. Except as described below, such attendance fees are identical to the schedule of fees paid to directors of M&T Bank Corporation for board and committee meetings attended.

Mr. Baird, as a member of the Directors Advisory Council of the New York City Division of M&T Bank, receives an annual retainer of $10,000 and a fee of $1,875 for each such meeting attended by him; Mr. Bennett, as a member of the Directors Advisory Council of the Syracuse Division of M&T Bank, receives an annual retainer of $11,000 and a fee of $600 for each such meeting attended by him; and Mr. Cunningham, as the chairman of the Directors Advisory Council of the Hudson Valley Division of M&T Bank, receives an annual retainer of $3,000 and a fee of $500 for each such meeting attended by him. All such directors of M&T Bank and its subsidiaries are entitled to reimbursement for travel expenses incidental to their attendance at meetings.

M&T Bank has entered into an arrangement with Mr. Carballada pursuant to which Mr. Carballada provides consulting services with respect to a variety of matters affecting its business in the Rochester, New York area. Mr. Carballada receives a payment of $2,000 per month for such services, the use of a company-owned automobile, the payment by M&T Bank of certain club membership dues and fees, and reimbursement of expenses incurred in connection with the performance of his services. The total amount received by Mr. Carballada in 2002 pursuant to this arrangement was $41,326.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Mr. Campbell is indebted to M&T Bank Corporation in the aggregate amount of approximately $1,380,000, which loans were made to him by Keystone in 1995 and 1999 in connection with his participation in a management stock ownership plan formerly maintained by Keystone. The loan, used by Mr. Campbell to purchase shares of Keystone common stock, was made on a non-recourse basis and without interest, but is secured by collateral having a market value of at least 120 percent of the loan amount. The entire principal balance of the loan is payable on October 6, 2010. No modifications to the terms and conditions of the loan have been made since it was made.

M&T Bank leases its Altoona, Pennsylvania operations buildings at an aggregate annual rental of $519,534 from a limited partnership in which Mr. Devorris has a 50 percent interest. These leases generally terminate on or after March 17, 2005. These leases are believed to be on comparable terms for agreements for similar space similarly situated.

Mr. Wilmers is the beneficial owner of a 50 percent interest in certain entities that are unaffiliated with M&T that own commercial aircraft which are leased to a commercial aviation service. From time to time, M&T Bank charters planes from the aviation service for business use by Mr. Wilmers. M&T Bank paid $417,477 to the aviation service for use of the aircraft in 2002.

Directors and executive officers of M&T Bank Corporation and their associates are, as they have been in the past, customers of, and have had transactions with, the banking subsidiaries of M&T Bank Corporation, and additional transactions may be expected to take place in the future between such persons and subsidiaries. Any loans from M&T Bank Corporation’s subsidiary banks to such persons and their associates outstanding at any time since the beginning of 2002 were made in the ordinary course of business of the banks on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND ATTENDANCE

Board of Directors and Attendance. The Board of Directors held four meetings during 2002. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which the director served, except for Mr. Brady.

Executive Committee. The Executive Committee of the Board of Directors is empowered to act in the board’s stead when the Board of Directors is not in session, during which time the Executive Committee possesses all of the board’s powers in the management of the business and affairs of M&T Bank Corporation except as otherwise limited by law. The Executive Committee met four times during 2002. Messrs. Wilmers (Chairman), Baird, Bennett, Campbell and Garman served as members of the Executive Committee throughout 2002, and all of them are currently serving as such. In addition, upon the Allfirst acquisition, Mr. Buckley became a member of the Executive Committee and is currently serving as such.

Audit Committee. In addition to recommending the selection of the independent accountants each year, the Audit Committee serves as the examining committee for M&T Bank, N.A. and reviews the activities of the examining committee of M&T Bank, the audit plan and scope of work of M&T Bank Corporation’s independent accountants, the results of the annual audit and the limited reviews of quarterly financial information, the recommendations of the independent accountants with respect to internal controls and accounting procedures, and any other matters it deems appropriate. Ms. Bontempo (Chair) and Messrs. Allyn, Carballada, Glynn and Hodgson served as members of the Audit Committee throughout 2002, and all of them are currently serving as such. The Audit Committee is qualified within the meaning of the applicable rules established by the New York Stock Exchange.

In appointing Mr. Carballada to the Audit Committee in 2002, the Board of Directors determined in its business judgment that his prior positions with FNB Rochester Corp. and its bank subsidiary, First National Bank of Rochester, and his current consulting arrangement with M&T Bank do not interfere with his exercise of independent judgment. For additional information, see the discussion applicable to Mr. Carballada under the caption “COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS, Directors’ Fees, M&T Bank.” The Board of Directors further determined in its business judgment that, given Mr. Carballada’s financial management expertise, his membership on the Audit Committee is in the best interests of M&T Bank Corporation and its stockholders.

Report of the Audit Committee

The Board of Directors has adopted a written charter setting out the audit related functions of the Audit Committee. The Audit Committee has reexamined and again approved the adequacy of its charter, a copy of which was an appendix to the proxy statement issued by M&T Bank Corporation relating to its 2001 Annual Meeting of Stockholders.

The Audit Committee met seven times during 2002 with representatives of M&T Bank Corporation’s independent accountants. It has reviewed and discussed M&T Bank Corporation’s 2002 audited financial statements with M&T Bank Corporation’s management and has discussed with its independent auditors the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90 which include, among other items, matters related to the conduct of the audit of M&T Bank Corporation’s financial statements. The Audit Committee has also received the written disclosures and the letter from M&T Bank Corporation’s independent auditors as required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors their independence. Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in M&T Bank Corporation’s Annual Report on Form 10-K to be filed with the SEC.

This report was adopted on February 18, 2003 by the Audit Committee of the Board of Directors:

C. Angela Bontempo, Chair
William F. Allyn
R. Carlos Carballada
James V. Glynn
Patrick W.E. Hodgson

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee of M&T Bank Corporation shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act and shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Exchange Act.

Nomination and Compensation Committee. The Nomination and Compensation Committee is responsible for, among other things, evaluating the efforts of M&T Bank Corporation and of the Board of Directors to maintain effective corporate governance practices and identifying candidates for election to the Board of Directors. The Nomination and Compensation Committee will consider candidates suggested by directors or stockholders. Nominations from stockholders, properly submitted in writing to M&T Bank Corporation’s Corporate Secretary, will be referred to the Nomination and Compensation Committee for consideration.

The Nomination and Compensation Committee also is responsible for administering M&T Bank Corporation’s stock option plans, including the awarding of new grants thereunder, for administering the Annual Incentive Plan, the Directors’ Stock Plan, the Employee Stock Purchase Plan and, in addition, for making such determinations and recommendations as the Nomination and Compensation Committee deems necessary or appropriate regarding the remuneration and benefits of employees of M&T Bank Corporation and its subsidiaries. The Nomination and Compensation Committee met twice during 2002. Messrs. Pereira (Chairman), Baird and Brady served as members of the Nomination and Compensation Committee throughout 2002, and all of them are currently serving as such. In addition, upon the Allfirst acquisition, Mr. Buckley became a member of the Nomination and Compensation Committee and is currently serving as such.

INDEPENDENT PUBLIC ACCOUNTANTS

On the recommendation of the Audit Committee, the firm of PricewaterhouseCoopers LLP, certified public accountants, has been selected as M&T Bank Corporation’s principal independent public accountants for the year 2003, a capacity in which it has served since 1984. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

Audit Fees. PricewaterhouseCoopers LLP billed a total of $723,800 for services rendered for the audit of M&T Bank Corporation’s annual consolidated financial statements as of and for the year ended December 31, 2002, and for its review of M&T Bank Corporation’s quarterly consolidated financial statements during 2002.

All Other Fees. Fees billed by PricewaterhouseCoopers LLP for all other services rendered to M&T Bank Corporation and its subsidiaries during 2002 totaled $1,037,090, of which $362,600 was for other annual audit or compliance requirements, $213,825 was for providing income tax-related services and the balance of $460,665 was for other miscellaneous services. The Audit Committee has determined that PricewaterhouseCoopers LLP’s provision of professional services is compatible with maintaining its independence. No fees were billed and no services were provided by PricewaterhouseCoopers LLP during 2002 for financial information systems design and implementation.

SOLICITATION COSTS

The cost of soliciting proxies in the accompanying form will be borne by M&T Bank Corporation. The solicitation is being made by mail, and may also be made by telephone or in person using the services of a number of regular employees of M&T Bank Corporation and its subsidiary banks at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by M&T Bank Corporation for expenses incurred in sending proxy material to beneficial owners of the Common Stock.

STOCKHOLDER PROPOSALS

Under M&T Bank Corporation’s Bylaws, no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by the Board of Directors or by a stockholder entitled to vote who has delivered notice to M&T Bank Corporation (containing information specified in the Bylaws) not less than 120 days prior to the anniversary of the preceding year’s annual meeting of stockholders. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in M&T Bank Corporation’s proxy statement. A stockholder wishing to submit a proposal for consideration at the 2004 Annual Meeting of Stockholders, either under SEC Rule 14a-8 or otherwise, should do so no later than November 6, 2003.

OTHER MATTERS

The Board of Directors of M&T Bank Corporation is not aware of any matters not referred to in the enclosed proxy that will be presented for action at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment.

April 10, 2003

APPENDIX A

M&T BANK CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

      1. Definitions. In this Plan, except where the context otherwise indicates, the following definitions apply:

                1.1.  “Account” means a bookkeeping account established and maintained hereunder by the Administrator or its designee in the name of each Participant. The term  “Account” shall not include a Brokerage Account.

                1.2.  “Administrator” means the Nomination and Compensation Committee of the Board of the Corporation.

                1.3.  “Affiliate” means a parent or subsidiary corporation of the Corporation, as defined in Code Sections 424(e) and (f) (but substituting “the Corporation” for “employer corporation”), including parents or subsidiaries of the Corporation that become such after adoption of the Plan.

                1.4.  “Board” means the Board of Directors of the Corporation.

                1.5.  “Brokerage Account” means an account established and maintained by a broker-dealer or financial institution in the name of each Participant to which shall be transferred Shares purchased hereunder on behalf of such Participant. In addition, the Administrator may transfer cash to a Participant’s Brokerage Account in the event a cash refund is owed to such Participant under any provision of the Plan.

                1.6.  “Business Day” means any day other than a Saturday, Sunday or legal holiday in New York, New York, except as otherwise determined by the Administrator.

                1.7.  “Code” means the Internal Revenue Code of 1986, as amended.

                1.8.  “Common Stock” means the common stock, par value $.50 per share, of the Corporation.

                1.9.  “Compensation” means the sum of the following amounts paid to an Employee by the Corporation and its Designated Affiliates during the Plan Year: (a) the Employee’s base salary for such Plan Year, and (b) if the Employee’s sales commissions for the calendar year in which such Plan Year begins are expected to exceed 50% of his total salary from the Corporation and its Designated Affiliates for such calendar year, 75% of the Employee’s sales commissions for such Plan Year. All forms of compensation paid in addition to base salary, (including, but not limited to, bonuses, overtime, commissions, and incentives), other than the commissions described in (b) above, shall be excluded from Compensation.

                1.10.  “Corporation” means M&T Bank Corporation, a New York corporation, and any successor thereto.

                1.11.  “Designated Affiliate” means any Affiliate that has been designated by the Board or the Administrator as eligible to participate in the Plan.

                1.12.  “Employee” means any individual who is an employee of the Corporation or a Designated Affiliate other than an individual (a) who is a “highly compensated employee” (within the meaning of Code Section 414(q)) of the Corporation or a Designated Affiliate and an executive of the Corporation or a Designated Affiliate at the Administrative Vice President level or any higher level; or (b) who has not attained age 18 or is classified by the Corporation or a Designated Affiliate as a “fixed-term” employee and who (i) has been employed by the Corporation and its Designated Affiliates less than two years, or (ii) customarily works 20 hours or less per week or not more than five months in any calendar year. The status of an individual as an Employee shall not be affected by a leave of absence from employment with the Corporation or a Designated Affiliate, as the case may be, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract, policy, or statute.

                1.13.  “Enrollment Form” means the form prescribed by the Administrator (or its designee) that shall be (a) completed and executed by an Employee (through written, telephonic, or electronic means, or through other means of communication) who elects to participate in the Plan, and (b) filed (through written, telephonic, or electronic means, or through other means of communication) with the Administrator (or its designee).

                1.14.  “Exercise Date” means August 31 of each Plan Year and/or such other date(s) as may be specified by the Administrator; provided, however, that, if any Exercise Date shall not be a Business Day in any Plan Year, then for purposes of that Plan Year such Exercise Date shall be the first Business Day following such Exercise Date.

                1.15.  “Fair Market Value” means, unless otherwise determined by the Administrator, an amount equal to the regular closing price (not taking into account extended trading sessions) for a Share on a given date on the New York Stock Exchange, as reported by the New York Stock Exchange, or, if such price quotations of the Common Stock are not then reported, then the fair market value of a Share, as determined by the Administrator, pursuant to a reasonable method adopted in good faith for such purpose.

                1.16.  “Notice” means a notice provided by an Employee to the Administrator (or its designee) in such form (which may be written, telephonic, electronic, or other means of communication) as may be specified by the Administrator (or its designee).

                1.17.  “Offering Date” means September 1 of each Plan Year and/or such other date(s) as may be specified by the Administrator; provided, however, that, if any Offering Date shall not be a Business Day in any Plan Year, then for purposes of that Plan Year such Offering Date shall be the first Business Day following such Offering Date.

                1.18.  “Option” means an option granted pursuant to Section 8 hereof.

                1.19.  “Option Period” means the period beginning on an Offering Date and ending on the next succeeding Exercise Date.

                1.20.  “Option Price” means the purchase price of shares of Common Stock hereunder as provided in Section 9 hereof.

                1.21.  “Participant” means any Employee who (a) is eligible to participate in the Plan under Section 5 hereof, and (b) elects with respect to an Option Period to participate in this Plan pursuant to Section 5 hereof.

                1.22.  “Plan” means the M&T Bank Corporation Employee Stock Purchase Plan, as amended from time to time.

                1.23.  “Plan Year” means the 12-month period beginning September 1 of each calendar year and ending on the next following August 31.

                1.24.  “Share” means a share of Common Stock.

      2. Purpose

      The purpose of this Plan is to provide Employees of the Corporation and its Designated Affiliates with an opportunity to purchase shares of Common Stock of the Corporation and thereby to encourage Employee participation in the ownership and economic success of the Corporation. It is the Corporation’s intention that this Plan qualify as an employee stock purchase plan under Code Section 423 and be construed in a manner consistent with the requirements thereof.

      3. Administration of Plan

                3.1.  The Administrator shall administer the Plan. Subject to the provisions of the Plan, the Administrator shall have plenary authority and full power to:

                       (a) Construe and interpret the Plan and any Enrollment Form or Notice;

                       (b) Prescribe, adopt, amend and rescind rules and regulations not inconsistent with the Plan or Code Section 423 relating to, and, in the Administrator’s discretion, deemed desirable and appropriate for, the administration of the Plan, including, but not limited to, (i) determining whether, when and to what extent to credit Accounts with interest, (ii) determining the time and manner in which to refund amounts credited to a Participant’s Account upon such Participant’s withdrawal from, or termination of eligibility to participate in, the Plan, (iii) specifying Offering Dates and Exercise Dates, including special Offering Dates for Employees who do not satisfy the Plan’s service requirements on or before a regular Offering Date, to the extent permitted by Treasury Regulation Section 1.423-2(f)(4), (iv) specifying the duration of any Option Period, provided, however, that in no event may the duration of any Option Period exceed one year, and (v) specifying Option Prices; and

                       (c) Make all other determinations deemed necessary or advisable for the administration of the Plan.

                3.2.  The interpretations, determinations and decisions of the Administrator in respect of the Plan shall be final, binding and conclusive.

                3.3.  Notwithstanding any other provision of the Plan, the Administrator shall have the authority to appoint any other person (or persons) or entity (or entities) to manage the Plan (or specified aspects thereof) and to delegate to them such authority with respect to the administration of the Plan as the Administrator, in its sole discretion, deems advisable from time to time.

      4. Effective Date; Term of Plan

                4.1.  The Plan shall become effective as of September 1, 2002. For purposes of qualifying the Plan under Code Section 423, the Plan shall be submitted for approval by the Corporation’s stockholders at the Corporation’s 2003 annual meeting of stockholders or at a special meeting of the Corporation’s stockholders to be held prior to the date that is 12 months after the date the Plan is adopted by the Board.

                4.2.  Unless sooner terminated pursuant to Section 16 or 23 hereof, the Plan shall terminate on the earlier of the 10th anniversary of the date on which the Plan is adopted by the Board or approved by the Corporation’s stockholders. Upon any termination of the Plan, the amount, if any, credited to each Participant’s Account, including interest, if any, shall be refunded, in the manner prescribed by the Administrator, to each such Participant or, in cases where such a refund may not be possible, otherwise disposed of in accordance with policies and procedures prescribed by the Administrator.

      5. Eligibility

      Any Employee shall be eligible to participate in the Plan as of the first Offering Date occurring at least 30 days after becoming an Employee. An eligible Employee may become a Participant as of such Offering Date or as of any subsequent Offering Date by executing and filing an Enrollment Form with the Administrator (or its designee) on or before the date prescribed by the Administrator (or its designee). Notwithstanding any other provision of this Plan, no Employee may participate in the Plan if, immediately after an Offering Date, such Employee would be deemed for purposes of Code Section 423(b)(3) to possess 5% or more of the total combined voting power or value of all classes of stock of the Corporation or any Affiliate.

      6. Payroll Deductions

                6.1.  Payment by a Participant for Shares to be purchased by the Participant under the Plan shall be made by authorized after-tax payroll deductions from the portion of Compensation paid to the Participant on each payday during an Option Period of a whole percentage, from one percent to 10 percent, of such Compensation in accordance with the Enrollment Form executed by the Participant.

                6.2.  Payroll deductions for each Option Period shall commence on the first payday following the Offering Date for the applicable Option Period and shall end on the last payday prior to the Exercise Date of the applicable Option Period.

                6.3.  All amounts deducted from a Participant’s Compensation pursuant to this Section 6 shall be credited to such Participant’s Account. A Participant may not make any payments or contributions to his Account other than payroll deductions pursuant to the provisions of this Section 6.

                6.4.  A Participant may not increase or decrease the percentage of his payroll deductions during any Option Period, except that he may discontinue payroll deductions during any Option Period. If a Participant elects to discontinue payroll deductions during any Option Period pursuant to this Section 6.4, he shall withdraw from the Plan in accordance with Section 19 hereof.

                6.5.  If a Participant does not withdraw from the Plan during an Option Period and he so elects, his Enrollment Form shall remain effective for subsequent Option Periods. If a Participant does not elect to have his Enrollment Form remain effective for subsequent Option Periods, he must complete a new Enrollment Form for the any such subsequent Option Period in order to participate in the Plan during any such subsequent Option Period.

                6.6.  Notwithstanding any election to the contrary under Section 6.5 hereof, a Participant may increase or decrease the percentage of his payroll deductions for any subsequent Option Period by executing and filing a new Enrollment Form with the Administrator (or its designee) on or before the date prescribed by the Administrator (or its designee).

      7. Interest Credits

      The Administrator may, but shall not be obligated to, credit each Participant’s Account with interest, at such rate and at such times as shall be determined by the Administrator.

      8. Grant of Option

      Subject to the provisions of the Plan, on the Offering Date for each Option Period, each Participant shall be granted an Option to purchase the largest number of whole Shares that can be purchased with the Participant’s Account balance as of the Exercise Date for such Option Period. The number of whole Shares purchased during an Option Period shall be determined by (a) dividing the Participant’s Account balance as of such Exercise Date by the Option Price per Share, and (b) rounding the number obtained in clause (a) down to the nearest whole number.

      9. Option Price

      The Option Price per Share purchased by a Participant pursuant to the exercise of an Option shall be 90 percent of Fair Market Value of a Share on the Offering Date, or such other amount as may be specified by the Administrator, but in no event shall the Option Price per Share be less than the greater of (a) the par value per share of the Common Stock, or (b) the lesser of (i) 85% of the Fair Market Value of a Share on the Offering Date of the Option, or (ii) 85% of the Fair Market Value of a Share on the Exercise Date of the Option.

      10. Purchase of Shares

                10.1.  Subject to the provisions of the Plan, on the Exercise Date for each Option Period, the Option granted to each Participant under Section 8 hereof on the Offering Date for such Option Period shall be exercised automatically, and the largest number of whole Shares subject to such Option shall be purchased by the Participant by charging the Participant’s Account with the amount equal to the product of (a) the Option Price of such Option, and (b) the number of Shares covered by the Option as determined in accordance with Section 8 hereof. If any balance remains in the Participant’s Account after the purchase of Shares on an Exercise Date for an Option Period, such remaining Account balance, including interest, if any, shall be refunded, in the manner prescribed by the Administrator, to the Participant on or as soon as practicable after such Exercise Date.

                10.2.  Notwithstanding any provision hereunder, if on the Exercise Date for an Option Period the Fair Market Value of a Share is less than the Option Price for such Share, then (a) the Option granted to each Participant under Section 8 hereof on the Offering Date of such Option Period shall be cancelled, (b) no Participant shall purchase any Shares on the Exercise Date of such Option Period under Section 10.1 hereof, and (c) the full amount of each Participant’s Account balance, including interest, if any, shall be refunded, in the manner prescribed by the Administrator, to each such Participant on or as soon as practicable after the Exercise Date for such Option Period. If this Section 10.2 applies for any Option Period, a Participant’s Enrollment Form in effect for such Option Period shall continue in effect for the next succeeding Option Period unless the Participant elects otherwise under Section 6.5 hereof or files a new Enrollment Form in accordance with Section 6.6 hereof or withdraws from the Plan in accordance with Section 19 hereof.

      11. Limitations on Purchase

      Subject to adjustment pursuant to Section 15 hereof, no Participant shall purchase more than 5,000 Shares with respect to any Option Period. Notwithstanding any provision of this Plan to the contrary, no Participant shall be granted an Option under Section 8 hereof that gives the Participant the right to purchase Shares that will exceed the limitations imposed by Code Section 423(b)(8) (relating to an annual $25,000 per Participant limitation on purchases of Shares under the Plan).

      12. Transferability of Rights

      During a Participant’s lifetime, an Option granted to a Participant hereunder shall be exercisable only by the Participant. Neither amounts credited to a Participant’s Account nor any rights of a Participant with regard to an Option may be assigned, alienated, encumbered, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any attempt by a Participant to make any such prohibited assignment, alienation, encumberment, transfer, pledge or disposition shall be null and void and without effect, provided that the Administrator (or its designee) may treat any such attempted assignment, transfer, pledge or disposition as a withdrawal Notice in accordance with Section 19 hereof.

      13. Delivery

      As promptly as practicable after each Option Period, the Corporation shall arrange for the Shares purchased by each Participant on the Exercise Date for such Option Period to be delivered to the custodian of the Participant’s Brokerage Account.

      14. Common Stock Subject to the Plan

                14.1.  Subject to adjustment as provided in Section 15 hereof, there is hereby reserved for issuance upon exercise of Options granted under the Plan an aggregate of 1,000,000 Shares.

                14.2.  If an Option shall terminate or be cancelled for any reason without being exercised under Section 10 hereof, the unissued Shares which had been subject to such Option shall continue to be reserved for issuance and shall be available for the grant of additional Options and for issuance and sale under the Plan.

      15. Capital Adjustments

      In the event of any change or adjustment in the outstanding Shares by reason of any stock dividend, stock split (or reverse stock split), recapitalization, reclassification, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or other similar change in corporate structure or otherwise, the Administrator, in its discretion, may make or provide for a substitution for, or adjustment in, (a) the number and class of stock or other securities that may be reserved for purchase or purchased under the Plan, (b) the number of Shares covered by each Option that has not yet been exercised, (c) the maximum number of Shares that may be purchased by a Participant with respect to any Option Period, (d) the Option Price, and (e) the aggregate number and class of Shares that may be issued and purchased under the Plan.

      16. Insufficient Shares

      Notwithstanding any provision of this Plan to the contrary, if the aggregate funds available for the purchase of Shares on any Exercise Date would cause an issuance of Shares in excess of the number of Shares then available for issuance and sale under the Plan, then (a) the Administrator shall proportionately reduce the number of Shares which would otherwise be purchased by each Participant on such Exercise Date in order to eliminate such excess, and (b) the Plan shall automatically terminate immediately after such Exercise Date. In such event, the Corporation shall give notice of such reduction to each Participant affected thereby.

      17. Confirmation

      Each purchase of Shares under the Plan by a Participant shall be confirmed by the Corporation in writing to the Participant.

      18. Rights as Stockholders

      Shares purchased by a Participant on any Exercise Date shall, for all purposes, be deemed to have been issued, sold and transferred to the Participant as of the close of business on such Exercise Date. Prior to such time, none of the rights or privileges of a stockholder of the Corporation shall exist with respect to such Shares, and the Participant shall have no interest, or voting or dividend rights, in such Shares.

      19. Voluntary Withdrawal from the Plan

      A Participant may withdraw from participation in the Plan during an Option Period by filing with the Administrator (or its designee) a withdrawal Notice on or before the date prescribed by the Administrator (or its designee). Upon withdrawal, (a) the entire amount of a Participant’s Account balance, including interest, if any, shall be refunded to the Participant at the time and in the manner prescribed by the Administrator, but no such refund shall be made later than the Exercise Date coincident with or immediately following the date of the Participant’s withdrawal from the Plan (or as soon as practicable thereafter), (b) the Participant’s Option for the Option Period during which the Participant filed a withdrawal Notice automatically shall terminate, (c) the Participant shall not purchase any Shares under Section 10 hereof on the Exercise Date for such Option Period, (d) no further payroll deductions for the purchase of Shares under the Plan may be made by the Participant during such Option Period, and (e) the withdrawing Participant shall cease to be a Participant with respect to subsequent Option Periods. Any Participant who withdraws from the Plan pursuant to this Section 19 may again become a Participant with respect to subsequent Option Periods in accordance with Section 5 hereof.

      20. Sale or Withdrawal of Shares from Account

                20.1.  During the first two years from the Offering Date for an Option Period, a Participant may not elect to withdraw Shares acquired on the Exercise Date for such Option Period from his Brokerage Account or transfer such Shares from his Brokerage Account to an account of the Participant maintained with a broker-dealer, financial institution or other person or entity, but he may sell or otherwise transfer title to such Shares at any time. Such sales and title transfers shall be effectuated only by the custodian of the Participant’s Brokerage Account on the Participant’s behalf. Sales and other title transfers shall be subject to any fees imposed in accordance with Section 32 hereof.

                20.2.  Following the completion of two years from the Offering Date for an Option Period, a Participant may elect to withdraw Shares acquired on the Exercise Date for such Option Period from his Brokerage Account in certificated form or to transfer such Shares from his Brokerage Account to an account of the Participant maintained with a broker-dealer, financial institution or such other person or entity as may be permitted by the custodian of the Brokerage Account. If a Participant elects to withdraw Shares, one or more certificates for whole Shares shall be issued in the name of, and delivered to, the Participant, with such Participant receiving cash in lieu of fractional Shares based on the Fair Market Value of a Share on the date of withdrawal (such fractional Shares resulting from the Participant’s election to reinvest dividends, if any, paid on Shares held in his Brokerage Account). If Shares are transferred from a Participant’s Brokerage Account to a broker-dealer, financial institution or other permitted recipient, only whole Shares shall be transferred and cash in lieu of any fractional Share shall be paid to such Participant based on the Fair Market Value of a Share on the date of transfer (such fractional Shares resulting from the Participant’s election to reinvest dividends, if any, paid on Shares held in his Brokerage Account). A Participant seeking to withdraw or transfer Shares from his Brokerage Account shall provide instructions to the custodian thereof in such manner and form as may be prescribed by such custodian. Withdrawals and transfers shall be subject to any fees imposed in accordance with Section 32 hereof.

                20.3.  Upon termination of employment of a Participant for any reason, (a) the Administrator (or its designee) shall cause the Participant’s Brokerage Account to continue to be maintained until the earlier of such time as the Participant sells or otherwise transfers title to all Shares in his

Brokerage Account or two years after the Offering Date immediately preceding or coincident with the date on which the Participant ceases to be employed by the Corporation and its Affiliates, and (b) upon the expiration of such two-year period, the Participant may elect to continue to maintain the Brokerage Account, at the Participant’s expenses, or to sell, withdraw or transfer the Shares credited thereto, as permitted by the custodian of the Brokerage Account.

      21. Termination of Eligibility

                21.1.  Except as provided in Section 21.2, 21.3 or 21.4 hereof, if a Participant ceases to be an Employee during an Option Period, then (a) the entire amount of his Account balance, including interest, if any, shall be refunded to the Participant at the time and in the manner prescribed by the Administrator, but no such refund shall be made later than the Exercise Date coincident with or immediately following the date the Participant ceases to be an Employee (or as soon as practicable thereafter), (b) such Participant’s Option for the Option Period during which such Participant ceases to be an Employee automatically shall terminate as of the date such Participant ceases to be an Employee, (c) such Participant shall not purchase any Shares under Section 10 hereof on the Exercise Date for such Option Period, and (d) no further payroll deductions for the purchase of Shares under the Plan may be made by such Participant after he ceases to be an Employee.

                21.2.  If a Participant ceases to be an Employee during an Option Period by reason of death, such Participant or his beneficiary may elect either (a) to be treated as a terminated Employee under Section 21.1 hereof and to have the entire amount of his Account balance, including interest, if any, refunded to him pursuant to Section 21.1 hereof, or (b) to have the entire amount of his Account balance applied toward the purchase of Shares on the Exercise Date for the Option Period in which the Participant dies. If a Participant’s beneficiary elects the option described in clause (b), no further payroll deductions for the purchase of Shares under Section 10 hereof may be made on behalf of such Participant after he dies.

                21.3.  If a Participant ceases to be an Employee during an Option Period by reason of (a) retirement under the normal or early retirement provisions of the M&T Bank Corporation Pension Plan, or (b) disability under any disability plan maintained by the Corporation or a Designated Affiliate, as the case may be, within the three-month period ending on the Exercise Date for such Option Period, such Participant may elect either (a) to be treated as a terminated Employee under Section 21.1 hereof and to have the entire amount of his Account balance, including interest, if any, refunded to him pursuant to Section 21.1 hereof, or (b) to have the entire amount of his Account balance applied toward the purchase of Shares on the Exercise Date for the Option Period during which such Participant ceases to be an Employee. If such Participant elects the option described in clause (b), no further payroll deductions for the purchase of Shares under Section 10 hereof may be made by such Participant after he ceases to be an Employee.

                21.4. If a Participant ceases to be an Employee during an Option Period by reason of promotion to an executive position at the Administrative Vice President level or higher, such Participant may elect either (a) to be treated as a terminated Employee under Section 21.1 hereof and to have the entire amount of his Account balance, including interest, if any, refunded to him pursuant to Section 21.1 hereof, or (b) to have the entire amount of his Account balance applied toward the purchase of Shares on the Exercise Date for the Option Period in which the Participant is promoted. If a Participant elects the option described in clause (b), payroll deductions for the purchase of Shares under Section 10 hereof shall continue for the remainder of the Option Period in which he is promoted and shall cease immediately upon the expiration of such Option Period.

      22. Notices

      Any Notice that a Participant provides pursuant to the Plan shall be made in such form and manner as prescribed by the Administrator (or its designee) and any such Notice or other communications by a Participant to the Administrator (or its designee) under or in connection with the Plan shall be effective when received by the Administrator (or its designee).

      23. Termination or Amendment of Plan

                23.1.  The Board may amend or terminate this Plan in any respect at any time; provided, however, that, after this Plan has been approved by the stockholders of the Corporation, no amendment or termination of the Plan shall be made by the Board without approval of (a) the Corporation’s stockholders to the extent stockholder approval is required by applicable law or regulations or the requirements of the principal securities exchange or interdealer quotation system upon which the Common Stock then is listed or quoted, if any, and (b) each affected Participant if such amendment or termination would adversely affect his rights or obligations under any Option granted prior to the date of such amendment or termination. No Options may be granted, no Shares may be issued and no payroll deductions may be made under the Plan after any termination of the Plan. In the event of the termination of the Plan during an Option Period, the entire amount, if any, in the Participant’s Account, including interest, if any, shall be refunded, as soon as practicable after termination of the Plan and in the manner prescribed by the Administrator, to the Participant or, in the event of the Participant’s death, to the beneficiary designated by the Participant pursuant to Section 28 hereof.

                23.2.  Notwithstanding Section 23.1 hereof, the Administrator shall have the power to (a) change the duration and/or frequency of Option Periods with respect to future offerings, (b) change the Option Price with respect to future offerings, and (c) determine the extent to which interest, if any, will be credited to Participant Accounts, without stockholder or Participant approval. Any change in Option Period or Option Price, or in the amount of interest, if any, to be credited to Participant Accounts during an Option Period, shall be communicated to Participants prior to the scheduled beginning of the first Option Period to be so affected.

      24. Use of Funds

      All funds received by the Corporation in connection with this Plan may be used by the Corporation for any corporate purpose, and the Corporation shall be under no obligation to segregate such funds.

      25. Legal Restrictions

                25.1.  Notwithstanding any other provision of the Plan, the Corporation shall not be obligated to issue or sell Shares under the Plan (a) unless the approval of all regulatory bodies deemed necessary by the Administrator have been obtained and unless the issuance, sale and delivery of such Shares pursuant to the Plan shall comply, to the Administrator’s complete satisfaction, with all provisions of federal, state or local law deemed applicable by the Administrator and all rules and regulations thereunder, and the requirements of any securities exchange upon which the Common Stock may then be listed or interdealer quotation system upon which the Common Stock is then quoted, or (b) if the Corporation determines that the issuance, sale or delivery of such Shares pursuant hereto would violate any applicable law or regulation.

                25.2.  The Administrator (or, at the Administrator’s direction, its designee), may require any person acquiring Shares pursuant to the Plan hereunder to represent to, and agree with, the Corporation in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Administrator (or its designee) may place or cause to be placed a legend or legends on any such certificates to make appropriate reference to such restrictions.

      26. Governing Law

      The Plan and all rights and obligations thereunder shall be governed, construed, administered and enforced in accordance with the laws of the State of New York.

      27. Notice of Disposition of Shares

      Each Participant shall agree in such form as may be prescribed by the Administrator (or its designee) to promptly provide Notice to the Administrator (or its designee) of any disposition of Shares purchased under the Plan that occurs within one year after the Exercise Date of the Option pursuant to which such Shares were purchased.

      28. Designation of Beneficiary

      A Participant’s Beneficiary shall be the Participant’s beneficiary under the M&T Bank Corporation Life Insurance Plan unless the Participant designates otherwise. To designate a different beneficiary, a Participant may file with the Administrator (or its designee) a written designation of beneficiary, which designation shall be effective when filed with the Administrator (or its designee). Such designation of beneficiary may be changed by the Participant in writing at any time.

      29. Indemnification of Administrator

      In addition to such other rights of indemnification as they may have as members of the Board or as the Administrator, each person serving as the Administrator (either alone or with one or more other persons) shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which such person may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option and against all amounts reasonably paid by such person in settlement thereof or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, if such person acted in good faith and in a manner which such person believed to be in, and not opposed to, the best interests of the Corporation.

      30. Reports

      Individual Accounts shall be maintained for all Participants. A statement of Account shall be provided to each Participant as soon as possible following the Exercise Date of each Option Period, which statement shall set forth the amounts credited to the Participant’s Account during such Option Period, the Option Price per share for Shares purchased by the Participant on the Exercise Date for such Option Period, the number of Shares purchased on the Exercise Date for such Option Period, and the Participant’s remaining Account balance after the purchase of such Shares, if any, to be refunded to the Participant after the Exercise Date for such Option Period.

      31. Withholding

      The Corporation or any Designated Affiliate shall be authorized to withhold from any payment to be made to a Participant, including any payroll or other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, including any disposition of Shares acquired under the Plan. A Participant’s enrollment in the Plan by executing an Enrollment Form shall be deemed to constitute his consent to such withholding. At the time of a Participant’s exercise of an Option or the disposition of Shares acquired under the Plan, the Corporation may require the Participant to make other arrangements to satisfy tax withholding obligations as a condition to exercise of rights or the distribution of Shares or other amounts credited to the Participant’s Account. If so required by the Administrator (or its designee), a Participant shall provide Notice to the Corporation of sales and other dispositions of Shares acquired under the Plan in order to permit the Corporation to comply with tax laws and to claim any tax deductions to which the Corporation may be entitled with respect to the Plan.

      32. Costs

      Costs and expenses incurred in the administration of the Plan and maintenance of Accounts shall be paid by the Corporation, including annual fees for maintenance of Brokerage Accounts pursuant to Sections 20.1, 20.2 and 20.3(a) hereof, provided that brokerage fees and commissions for the purchase of Shares upon any reinvestment of dividends and in connection with distributions shall be charged to Participants’ Brokerage Accounts to the extent not paid by the Corporation. The custodian of Participants’ Brokerage Accounts may impose or charge to Participants’ Brokerage Accounts a reasonable fee for the withdrawal of Shares in the form of stock certificates, and reasonable fees for other services unrelated to the purchase of Shares under the Plan, to the extent communicated to Participants by the custodian of Participants’ Brokerage Accounts in connection with the establishment thereof. In no event shall the Corporation pay any brokerage fees and commissions for the sale of Shares acquired under the Plan by a Participant.

      33. Number and Gender

      Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the plural to include the singular, the masculine to include the feminine and neuter, the feminine to include the masculine and neuter, and the neuter to include the masculine and feminine.

      34. Miscellaneous

                34.1.  The establishment of the Plan shall not confer upon any Employee any legal or equitable right against the Corporation, any Affiliate or the Administrator (or its designee), except as expressly provided in the Plan.

                34.2.  Participation in this Plan shall not give an Employee any right to be retained in the service of the Corporation or any Affiliate.

                34.3.  Neither the adoption of the Plan nor its submission to, or approval by, the stockholders of the Corporation shall be taken to impose any limitations on the powers of the Corporation or its Affiliates to issue, grant, or assume options otherwise than under this Plan, or to adopt other stock option plans, stock purchase plans, or other plans, or to impose any requirement of stockholder approval upon the same.

PROXY
M&T BANK CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
May 20, 2003
11:00 a.m. local time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Michael Bucci, William W. Derrick and Daniel C. Hogan as Proxies and authorizes said Proxies, or any one of them, to represent and to vote all of the shares of common stock of M&T Bank Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 20, 2003 and any adjournments thereof (i) as designated on the items set forth on the reverse side and (ii) at the discretion of said Proxies, or any one of them, on such other matters as may properly come before the meeting.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

ê      FOLD AND DETACH HERE     ê

M&T BANK CORPORATION — ANNUAL MEETING, MAY 20, 2003

YOUR VOTE IS IMPORTANT!

Proxy Materials are also available on-line at:
https://proxyvotenow.com/mtb
http://ir.mandtbank.com

You can vote in one of three ways:

1.	Call toll free 1-888-216-1320 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/mtb or http://ir.mandtbank.com and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

The Board of Directors recommends a vote “FOR” the following proposals.	Please mark your votes as indicated in this example	☒

		For	With- hold	For All Except			For	Against	Abstain
1.	ELECTION OF DIRECTORS	☐	☐	☐	2.	M&T BANK CORPORATION EMPLOYEE STOCK PURCHASE PLAN	☐	☐	☐
Nominees:
	(1) William F. Allyn, (2) Brent D. Baird, (3) Robert J. Bennett, (4) C. Angela Bontempo, (5) Robert T. Brady, (6) Michael D. Buckley, (7) Patrick J. Callan, (8) R. Carlos Carballada, (9) T. Jefferson Cunningham III, (10) Donald					To approve the M&T Bank Corporation Employee Stock Purchase Plan described in the accompanying proxy statement.
	Devorris, (11) Richard E. Garman, (12) James V. Glynn, (13) Daniel R. Hawbaker, (14) Patrick W.E. Hodgson, (15) Gary Kennedy, (16) Richard G. King, (17) Reginald B. Newman, II, (18) Jorge G. Pereira, (19) Robert E. Sadler, Jr., (20) Stephen G. Sheetz, (21) Eugene J. Sheehy, (22) Herbert L. Washington, (23) Robert G. Wilmers				IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ALL PROPOSALS.
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) in the space provided below.					Mark here if you plan to attend the meeting				☐

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, write in the full corporate or partnership name and have the President or other authorized officer sign. If shares are held jointly, each holder should sign, but only one signature is required.

					Mark here for address change and note change				☐

Please be sure to sign and date Date this Proxy in the box below.

–—Stockholder sign above——Co-holder (if any) sign above—–

* * * IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW * * *

é FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL é

(VOTE BY TELEPHONE/INTERNET
“Proxy Materials Also Available On-Line"

Your telephone/Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Please have this card handy when you call. You will need it in front of you in order to complete the voting process.

VOTE BY PHONE : You will be asked to enter the Control Number (look below at right).

OPTION A:   To vote as the Board of Directors recommends on the proposals, press 1.
                        Your votes will be confirmed.

OPTION B:   If you choose to vote on the proposals on your own, press 2. You will hear these instructions:

                                           To vote FOR, press 1; to vote WITHHOLD or AGAINST, press 2.
                                           To vote FOR ALL EXCEPT or ABSTAIN, press 3 and listen to the instructions.

VOTE BY INTERNET : The web address is https://proxyvotenow.com/mtb or http://ir.mandtbank.com

                                           You will be asked to enter the Control Number (look below at right).

ON-LINE PROXY MATERIALS : Access at https://www.proxyvotenow.com/mtb or http://ir.mandtbank.com

If you vote by telephone or Internet, DO NOT mail back your proxy card.
Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

THANK YOU FOR VOTING

FOR TELEPHONE/ INTERNET VOTING:
Call * * * Toll Free * * * On a Touch Tone Telephone 1-888-216-1320 — ANYTIME	CONTROL NUMBER
There is NO CHARGE to you for this call
TELEPHONE/INTERNET VOTING DEADLINE: 12 midnight-May 19, 2003